WEIS MARKETS, INC.
                               STOCK BONUS PLAN


                            Originally Effective
                               January 1, 1978


                      As Amended And Restated Effective
                               January 1, 1997
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                     Weis Markets, Inc. Stock Bonus Plan

                               TABLE OF CONTENTS

PREAMBLE                                                                    1

ARTICLE I - DEFINITIONS                                                     2
  Section 1.1 - References                                                  2
  Section 1.2 - Compensation                                                2
  Section 1.3 - Dates                                                       3
  Section 1.4 - Employee                                                    4
  Section 1.5 - Employer                                                    5
  Section 1.6 - Fiduciaries                                                 5
  Section 1.7 - Participant/Beneficiary                                     5
  Section 1.8 - Participant Accounts                                        6
  Section 1.9 - Plan                                                        6
  Section 1.10 - Service                                                    6
  Section 1.11 - Trust                                                      7
  Section 1.12 - Stock Bonus Plan Specific Definitions                      8

ARTICLE II - PARTICIPATION                                                  8
  Section 2.1 - Eligibility Service                                         8
  Section 2.2 - Plan Participation                                          8
  Section 2.3 - Termination of Participation                                9
  Section 2.4 - Re-Participation (Break In Service Rules)                   9

ARTICLE III - ALLOCATIONS TO PARTICIPANT ACCOUNTS                          10
  Section 3.1 - General Provisions                                         10
  Section 3.2 - Employer Contributions                                     11
  Section 3.3 - Employee Nondeductible Contributions                       12
  Section 3.4 - Rollover/Transfer Contributions                            12
  Section 3.5 - Allocation of Investment Results                           12

ARTICLE IV - PAYMENT OF PARTICIPANT ACCOUNTS                               13
  Section 4.1 - Vesting Service Rules                                      13
  Section 4.2 - Vesting of Participant Accounts                            13
  Section 4.3 - Payment of Participant Accounts                            16
  Section 4.4 - In-Service Payments                                        19
  Section 4.5 - Distributions under Domestic Relations Orders              19

ARTICLE V - ADDITIONAL QUALIFICATION RULES                                 20
  Section 5.1 - Limitations on Allocations under Code Section 415          20
  Section 5.2 - Joint and Survivor Annuity Requirements                    23
  Section 5.3 - Distribution Requirements                                  25
  Section 5.4 - Top Heavy Provisions                                       29
  Section 5.5 - Deductible Voluntary Employee Contributions                33
  Section 5.6 - Stock Bonus Plan Distribution Options                      33

ARTICLE VI - ADMINISTRATION OF THE PLAN                                    35
  Section 6.1 - Fiduciary Responsibility                                   35
  Section 6.2 - Plan Administrator                                         36
  Section 6.3 - Claims Procedure                                           37
  Section 6.4 - Trust Fund                                                 37
  Section 6.5 - Investment Policy                                          38

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                      Weis Markets, Inc. Stock Bonus Plan

  Section 6.6 - Prohibitions Against Allocations                           38
  Section 6.7 - Valuation of the Trust Fund                                39
  Section 6.8 - Voting Corporate Stock                                     39

ARTICLE VII - AMENDMENT AND TERMINATION OF PLAN                            40
  Section 7.1 - Right to Discontinue and Amend                             40
  Section 7.2 - Amendments                                                 40
  Section 7.3 - Protection of Benefits in Case of Plan Merger              41
  Section 7.4 - Termination of Plan                                        41

ARTICLE VIII - MISCELLANEOUS PROVISIONS                                    41
  Section 8.1 - Exclusive Benefit - Non-Reversion                          41
  Section 8.2 - Inalienability of Benefits                                 41
  Section 8.3 - Employer-Employee Relationship                             42
  Section 8.4 - Binding Agreement                                          42
  Section 8.5 - Separability                                               42
  Section 8.6 - Construction                                               42
  Section 8.7 - Copies of Plan                                             42
  Section 8.8 - Interpretation                                             42

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                     Weis Markets, Inc. Stock Bonus Plan

                                   PREAMBLE

This amended and restated plan, executed on the date indicated at the end hereof, is made effective as of January 1, 1997, except as provided otherwise in Section 1.3(c), by Weis Markets, Inc., a Corporation, with its principal office located in Sunbury, Pennsylvania.

                             W I T N E S S E T H :

WHEREAS, effective January 1, 1978, the employer established the employee stock ownership plan for its employees; and,

WHEREAS, effective January 1, 1988, the employer amended the plan to a stock bonus plan and desires to continue to maintain a permanent qualified plan in order to enable its employees to share in the growth and prosperity of the Corporation and to provide its employees and their beneficiaries with financial security in the event of retirement, disability, or death; and

WHEREAS, effective January 1, 2002, the employer, amended the plan in conformity with changes in federal law, and to clarify dispositions to beneficiaries by amending Section 4.2(a)(5)(B) in Article IV.

WHEREAS, it is desired to amend said plan;

NOW THEREFORE, the premises considered, the original plan is hereby replaced by this amended and restated plan, and the following are the provisions of the qualified plan of the employer as restated herein; provided, however, that each employee who was previously a participant shall remain a participant, and no employee who was a participant in the plan before the date of amendment shall receive a benefit under this amended plan which is less than the benefit he was then entitled to receive under the plan as of the day prior to the amendment.

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                     Weis Markets, Inc. Stock Bonus Plan

                            ARTICLE I - DEFINITIONS

Section 1.1 - References

    (a) Code means the Internal Revenue Code of 1986, as it may be amended from time to time.

    (b) ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Section 1.2 - Compensation

    (a) Compensation means, except as provided in Section 1.2(b) hereof, any earnings reportable as W-2 wages for Federal income tax withholding purposes and earned income, plus elective contributions, for the plan year.

        However, compensation shall not include any earnings reportable as W-2 wages that are payable following the termination of employment pursuant to a severance agreement.

        Elective contributions are amounts excludible from the employee's gross income and contributed by the employer, at the employee's election to:

                  *  A cafeteria plan (excludible under Code section 125);

                  * A Code section 401(k) arrangement (excludible under Code section 402(e)(3));

                  * A simplified employee pension (excludible under Code section 402(h));

                  * A tax sheltered annuity (excludible under Code section 403(b)); or

                  * Effective for plan years beginning on or after January 1, 1998, a Code section 132(f)(4) qualified transportation fringe benefit plan.

        "Earned Income" means net earnings from self-employment in the trade or business with respect to which the employer has established the plan, provided that personal services of the individual are a material income producing factor. Net earnings shall be determined without regard to items excluded from gross income and the deductions allocable to those items. Net earnings shall be determined after the deduction allowed to the self-employed individual for all contributions made by the employer to a qualified plan and, for plan years beginning after December 31, 1989, the deduction allowed to the self-employed under Code section 164(f) for self-employment taxes.

        Any reference in this plan to compensation shall be a reference to the definition in this Section 1.2, unless the plan reference specifies a modification to this definition. The plan administrator shall take into account only compensation actually paid by the employer for the relevant period. A compensation payment includes compensation by the employer through another person under the common paymaster provisions in Code sections 3121 and 3306. Compensation from an employer that is not a participating employer under this plan shall be excluded.

    (b) Exclusions From Compensation - Notwithstanding the provisions of
        Section 1.2(a), the following types of remuneration shall be excluded from the participant's compensation:

                  *  Contributions to or benefits from this plan

                  * Compensation in excess of $100,000 (for purposes of allocations in Section 3.2)

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                     Weis Markets, Inc. Stock Bonus Plan

                  *  Distributions from a nonqualified deferred compensation
                     Plan

    (c) Limitations on Compensation

        (1) Compensation Dollar Limitation - For any plan year beginning after December 31, 2001, the plan administrator shall take into account only the first $200,000 (or beginning January 1, 2003, such larger amount as the Commissioner of Internal Revenue may prescribe) of any participant's compensation for determining all benefits provided under the plan. For any plan year beginning after December 31, 1993 but before January 1, 2002, the plan administrator shall take into account only the first $150,000 (or, for plan years beginning after December 31, 1994 but before January 1, 2002, such larger amount as the Commissioner of Internal Revenue may prescribe) of any participant's compensation for determining all benefits provided under the plan. For any plan year beginning after December 31, 1988 but before January 1, 1994, the plan administrator shall take into account only the first $200,000 (or, for plan years beginning after December 31, 1989 but before January 1, 1994, such larger amount as the Commissioner of Internal Revenue may prescribe) of any participant's compensation for determining all benefits provided under the plan. The compensation dollar limitation for a plan year shall be the limitation amount in effect on January 1 of the calendar year in which the plan year begins. For any plan year beginning before January 1, 1989, the $200,000 limitation (but not the family aggregation requirement described in Section 1.2(c)(2)) applies only if the plan is top heavy for such plan year or operates as a deemed top heavy plan for such plan year. If the plan should determine compensation on a period of time that contains less than 12 calendar months (such as for a short plan year), the annual compensation dollar limitation shall be an amount equal to the compensation dollar limitation for the plan year multiplied by the ratio obtained by dividing the number of full months in the period by 12.

        (2) Application of Compensation Limitation to Certain Family
            Members - For any plan year beginning after December 31, 1988 but before January 1, 1997, the compensation dollar limitation shall apply to the combined compensation of the employee and of any family member who is either (A) the employee's spouse, or (B) the employee's lineal descendant under the age of 19 as described in this Section 1.2(c)(2). If, for such a plan year, the combined compensation of the employee and such family members who are participants entitled to an allocation for that plan year shall exceed the compensation dollar limitation, compensation for each such participant, for purposes of the contribution and allocation provisions of Article III, shall mean his adjusted compensation.

            Adjusted compensation shall mean the amount that bears the same ratio to the compensation dollar limitation as the affected participant's compensation (without regard to the compensation dollar limitation) bears to the combined compensation of all the affected participants in the family unit.

    (d) Compensation for Nondiscrimination Testing - For purposes of determining whether the plan discriminates in favor of highly compensated employees, compensation means compensation as defined in this Section 1.2, except that the employer will not give effect to any exclusion from compensation specified in Section 1.2(b). Notwithstanding the above, the employer shall exclude from this nondiscrimination definition of compensation the following items of compensation excludible under Code section 414(s) and the applicable Treasury regulations:

                  *  Contributions to or benefits from this plan

                  * Compensation in excess of $100,000 (for purposes of allocations in Section 3.2)

                  *  Distributions from a nonqualified deferred compensation
                     Plan

Section 1.3 - Dates

    (a) Accounting Date means the date(s) on which investment results are allocated to participants' accounts as set forth below:

            December 31

    (b) Allocation Date means the date as of which any contribution is allocated to participants' accounts. The employer contribution and forfeitures shall be allocated as of December 31.

    (c) The Effective Date of the plan is January 1, 1978.

        The effective date of this amendment and restatement is January 1, 1997; provided, however that the plan provision required to comply with the Family and Medical Leave Act shall be effective August 5, 1993, the plan provisions required to comply with the Uniformed Services Employment and Reemployment Rights Act of 1994 shall be effective December 12, 1994, the plan provisions required to comply with the Retirement Protection Act of 1994 shall generally be effective on the first day of the first limitation year beginning after December 31, 1994, the plan provisions required to comply with the Small Business Job Protection Act of 1996 shall generally be effective on the first day of the plan year beginning after December 31, 1996, the plan provisions required to comply with the Taxpayer Relief Act of 1997 shall generally be effective on the first day of the plan year beginning after August 5, 1997, and the plan provisions

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                     Weis Markets, Inc. Stock Bonus Plan

        required to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA) shall generally be effective on the first day of the plan year beginning after December 31, 2001, except as specified otherwise in this plan or in said Acts. The plan provisions amended to comply with EGTRRA are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder.
        Effective for plan years beginning before January 1, 1998, the dollar amount appearing in Sections 4.2(b), 4.2(c), 4.3(d), 4.4(b) and 4.5 shall be $3,500 as provided under the prior provisions of the plan before this restatement. The $5,000 dollar amount in such Sections shall be effective for plan years beginning after December 31, 1997.

        Effective as of January 1, 2002, the beneficiary designation section 4.2(a)(5)(B) has been amended.

    (d) Plan Entry Date means the participation date(s) specified in
        Article II.

    (e) Plan Year means the 12-consecutive month period beginning on January 1 and ending on December 31.

    (f) Limitation Year means the plan year.

Section 1.4 - Employee

    (a) (1) Employee means any person employed by the employer, including an owner-employee or other self-employed individual (as defined in Section 1.4(a)(3)). The term employee shall include any employee of the employer maintaining the plan or of any other employer required to be aggregated with such employer under Code section 414 (b), (c), (m) or (o). The term employee shall also include any leased employee deemed to be an employee of any such employer as provided in Code section 414 (n) or (o) and as defined in Section 1.4(a)(2).

        (2) Leased Employee means an individual (who otherwise is not an employee of the employer) who, pursuant to a leasing agreement between the employer and any other person, has performed services for the employer (or for the employer and any persons related to the employer within the meaning of Code section 414(n)(6)) on a substantially full time basis for at least one year and such services are performed under the primary direction or control of the employer. If a leased employee is treated as an employee by reason of this Section 1.4(a)(2), compensation from the leasing organization that is attributable to services performed for the employer shall be considered as compensation under the plan. Contributions or benefits provided a leased employee by the leasing organization that are attributable to services performed for the employer shall be treated as provided by the employer.

            Safe harbor plan exception - The plan shall not treat a leased employee as an employee if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, 20% or less of the employer's nonhighly compensated employees are leased employees. A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least 10% of the employee's compensation without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the 10% contribution on the basis of compensation as defined in Section 1.2(a) without regard to Section 1.2(b).

        (3) Owner-Employee/Self Employed Individual - Owner-employee means a self-employed individual who is a sole proprietor, (if the employer is a sole proprietorship) or who is a partner (if the employer is a partnership) owning more than 10% of either the capital or profits interest of the partnership. Self-employed individual means an individual who has earned income for the taxable year from the trade or business for which the plan is established, or who would have had earned income but for the fact that the trade or business had no net profits for the taxable year.

    (b) Highly Compensated Employee means any employee who:

        (1) was a more than 5% owner of the employer (applying the constructive ownership rules of Code section 318, and applying the principles of Code section 318, for an unincorporated entity) at any time during the current or the preceding plan year; or

        (2) for the preceding plan year -

            (A) had compensation from the employer in excess of $80,000 (as adjusted by the Commissioner of Internal Revenue pursuant to Code section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996), and

            (B) if the employer elects the application of this Subparagraph for such preceding plan year, was in the top-paid group of employees for such preceding plan year. For this purpose, an employee is in the top-paid group of employees for any plan year if such employee is in the group consisting of the top 20% of the employees when ranked on the basis of compensation paid during such plan year.

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                     Weis Markets, Inc. Stock Bonus Plan

        The term highly compensated employee also includes any former employee who separated from service (or has a deemed separation from service, as determined under Treasury regulations) prior to the plan year, performs no service for the employer during the plan year, and was a highly compensated employee either for the separation plan year or any plan year ending on or after his 55th birthday, based on the applicable rules in effect for such plan year.

        For purposes of determining who is a highly compensated employee under this Section 1.4(b), compensation means compensation as defined in Section 1.2(a) without regard to Section 1.2(b).

        The plan administrator shall make the determination of who is a highly compensated employee, and, if the employer so amends this plan, this determination shall include the determination of the number and identity of the top-paid 20% group, consistent with Code section 414(q) and regulations issued thereunder. The employer may amend this plan to make a calendar year data election with regard to the plan year preceding the current plan year to determine the employees with compensation in excess of $80,000 and the top-paid 20% group, as prescribed by Treasury regulations. A top-paid 20% group election or a calendar year data election must apply to all plans and arrangements of the employer.

        This Section 1.4(b) is effective for plan years beginning after December 31, 1996, except that, in determining whether an employee is a highly compensated employee in 1997, this provision shall be treated as having been in effect for the last plan year beginning before January 1, 1997.

    (c) Nonhighly Compensated Employee means any employee who is not a highly compensated employee.

Section 1.5 - Employer

    (a) Employer means Weis Markets, Inc. or any successor entity by merger, purchase, consolidation, or otherwise; or an organization affiliated with the employer that may assume the obligations of this plan with respect to its employees by becoming a party to this plan. Another employer, whether or not it is affiliated with the sponsor employer, may adopt this plan to cover its employees by filing with the sponsor employer a written resolution adopting the plan, upon which the sponsor employer shall indicate its acceptance of such employer as an employer under the plan. Each such employer shall be deemed to be the employer only as to persons who are on its payroll.

    (b) Employer for Compliance Testing - For purposes of determining whether the plan satisfies the participation coverage requirements of Code section 410(b) and the limitations on benefits and allocations under Code section 415, employer shall mean the employer that adopts this plan, and all members of a controlled group of corporations (as defined in Code section 414(b)), all commonly controlled trades or businesses (as defined in Code section 414(c)) or affiliated service groups (as defined in Code section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to regulations under Code section 414(o).

Section 1.6 - Fiduciaries

    (a) Named Fiduciary means the person or persons having fiduciary responsibility for the management and control of plan assets.

    (b) Plan Administrator means the person or persons appointed by the named fiduciary to administer the plan.

    (c) Trustee means the trustee named in the trust agreement executed pursuant to this plan, or any duly appointed successor trustee.

    (d) Investment Manager means a person or corporation other than the trustee appointed for the investment of plan assets.

Section 1.7 - Participant/Beneficiary

    (a) Participant means an eligible employee of the employer who becomes a member of the plan pursuant to the provisions of Article II, or a former employee who has an accrued benefit under the plan.

    (b) Beneficiary means a person designated by a participant who is or may become entitled to a benefit under the plan. A beneficiary who becomes entitled to a benefit under the plan remains a beneficiary under the plan until the trustee has fully distributed his benefit to him. A beneficiary's right to (and the plan administrator's, or a trustee's duty to provide to the beneficiary) information or data concerning the plan shall not arise until he first becomes entitled to receive a benefit under the plan.

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                     Weis Markets, Inc. Stock Bonus Plan

Section 1.8 - Participant Accounts


    (a) Employer Contribution Account means the balance of the separate account derived from employer's contributions, including forfeitures (if any) (if so provided under Section 3.2).

    (b) Rollover/Transfer Account means the balance of the separate account derived from rollover contributions and/or transfer contributions (if so provided under Section 3.4).

    (c) Accrued Benefit means the total of the participant's account balances as of the accounting date falling on or before the day on which the accrued benefit is being determined.

Section 1.9 - Plan

    Plan means Weis Markets, Inc. Stock Bonus Plan as set forth herein and as it may be amended from time to time.

Section 1.10 - Service

    (a) Service means any period of time the employee is in the employ of the employer, including any period the employee is on an unpaid leave of absence authorized by the employer under a uniform, nondiscriminatory policy applicable to all employees. Separation from service means that the employee no longer has an employment relationship with the employer.

    (b) (1) Hour of Service means:

            (A) Each hour for which an employee is paid, or entitled to payment, for the performance of duties for the employer. These hours shall be credited to the employee for the computation period in which the duties are performed; and

            (B) Each hour for which an employee is paid, or entitled to payment, by the employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours of service shall be credited under this Subparagraph (B) for any single continuous period (whether or not such period occurs in a single computation period). An hour of service shall not be credited to an employee under this Subparagraph
                (B) if the employee is paid, or entitled to payment, under a plan maintained solely for the purpose of complying with applicable worker's compensation or unemployment compensation or disability insurance laws. Hours under this Subparagraph
                (B) shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations that are incorporated herein by this reference; and

            (C) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer. The same hours of service shall not be credited both under Subparagraph (A) or Subparagraph (B), as the case may be, and under this Subparagraph (C). These hours shall be credited to the employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

        Hours of service shall be determined on the basis of actual hours for which an employee is paid or entitled to payment. The above provisions shall be construed so as to resolve any ambiguities in favor of crediting employees with hours of service.

        If, for the purposes of the plan, an employee's records are maintained on other than an hourly basis, the plan administrator, according to uniform rules applicable to a class of employees, may apply the following equivalencies for the purpose of crediting hours of service:

          Basis Upon Which Records             Credit Granted to Individual if
            Are Maintained                       Individual Earns One or More
                                                Hours of Service During Period
           _______________________             _______________________________
                    Shift                         Actual hours of full shift

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                            Day                      10 hours of service
                           Week                      45 hours of service
                Semi-Monthly Payroll Period          95 hours of service
                    Months of Employment            190 hours of service

        (2) Solely for purposes of determining whether a break in service for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the hours of service that would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 hours of service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (A) by reason of the pregnancy of the individual, (B) by reason of a birth of a child of the individual, (C) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (D) for purposes of caring for such child for a period beginning immediately following such birth or placement. The hours of service credited under this paragraph shall be credited: (A) in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or (B) in all other cases, in the following computation period. No more than 501 hours of service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period).

        (3) Solely for purposes of determining whether a break in service for participation and vesting purposes has occurred in a computation period, an individual who is absent from work on unpaid leave under the Family and Medical Leave Act shall receive credit for the hours of service that would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 hours of service per day of such absence. Such an individual shall be treated as actively employed for the purposes of participation and eligibility for an allocation of any employer contribution that may be provided under this plan. Notwithstanding the preceding, this paragraph shall not apply if the employer or the particular employee is not subject to the requirements of the Family and Medical Leave Act at the time of the absence.

        (4) Hours of service shall be credited for employment with other members of an affiliated service group (under Code section 414(m)), a controlled group of corporations (under Code section 414(b)), or a group of trades or businesses under common control (under Code section 414(c)), of which the adopting employer is a member. Hours of service shall also be credited for any leased employee who is considered an employee for purposes of this plan under Code section 414(n) or Code section 414(o).

    (c) (1) Year of Service means a 12-consecutive month computation period during which the employee completes the required number of hours of service with the employer as specified in Sections 2.1 or 4.1. No more than one year of service will be credited for any 12 consecutive-month period unless otherwise required by Code section 410 or 411.

        (2) Service with Related Employers - For purposes of crediting years of service, hours of service credited in accordance with
            Section 1.10(b)(4) shall be taken into account.

        (3) Predecessor Service - If the employer maintains the plan of a predecessor employer, service with such predecessor employer shall be treated as service for the employer. If the employer does not maintain the plan of a predecessor employer, then service as an employee of a predecessor employer shall not be considered as service under the plan, except as noted below:

                  *  No credit for predecessor service.

    (d) Break in Service (or One Year Break in Service) means a 12-consecutive month computation period during which a participant or former participant does not complete the specified number of hours of service with the employer as set forth in Sections 2.1(b) and 4.1(b).

    (e) Qualified Military Service - Notwithstanding any provision of this plan to the contrary, effective December 12, 1994, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

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                     Weis Markets, Inc. Stock Bonus Plan

Section 1.11 - Trust

    (a) Trust means the qualified trust created under the employer's plan.

    (b) Trust Fund means all property held or acquired by the plan.

Section 1.12 - Stock Bonus Plan Specific Definitions

    (a) Stock Bonus Plan means a stock bonus plan as defined in Regulation section 1.401-1(b)(1)(iii) that meets the requirements of ERISA section 407(d)(3).

    (b) Corporate Stock means common stock issued by the employer (or by a corporation that is a member of the controlled group of corporations of which the employer is a member) that is readily tradable on an established securities market. If there is no common stock that meets the foregoing requirement, the term corporate stock means common stock issued by the employer (or by a corporation that is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of: (1) that class of common stock of the employer (or of any other such corporation) having the greatest voting power, and (2) that class of stock of the employer (or of any other such corporation) having the greatest dividend rights. Noncallable preferred stock shall be deemed to be corporate stock if such stock is convertible at any time into stock that constitutes corporate stock hereunder and if such conversion is at a conversion price that (as of the date of the acquisition by the trust) is reasonable. For purposes of the preceding sentence, pursuant to Code regulations, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion that meets the requirements of the preceding sentence.

    (c) Corporation means the entity whose corporate stock is the subject of this stock bonus plan.

    (d) Investment Accounts - For investment purposes, a participant's accounts may be placed in the two accounts as described herein.

        (1) Corporate Stock Account means the investment account of a participant that is credited with the shares of corporate stock purchased and paid for by the trust fund or contributed to the trust fund.

        (2) Other Investment Account means the investment account of a participant that is credited with his share of the net gain (or loss) of the plan, forfeitures, and employer contributions in other than corporate stock and that is debited with payments made to pay for corporate stock.

                          ARTICLE II - PARTICIPATION

Section 2.1 - Eligibility Service

    (a) Eligibility Year of Service means an eligibility computation period during which the employee completes at least 1,000 hours of service with the employer.

    (b) One Year Break in Service means for the purposes of this Article
        II an eligibility computation period during which the participant or former participant does not complete more than 500 hours of service with the employer.

    (c) Eligibility Computation Period - The initial eligibility computation period shall be the 12-consecutive month period beginning with the day on which the employee first performs an hour of service with the employer (employment commencement date).

        Succeeding eligibility computation periods shall be the 12-consecutive month periods beginning on the first anniversary of the employee's employment commencement date and succeeding anniversaries thereof.

Section 2.2 - Plan Participation

    (a) Eligibility

        (1) Age/service requirements - An employee who is a member of the eligible class of employees shall be eligible for plan participation after he has satisfied the following participation requirement(s):

            (A) Completion of 2 years of service.

            (B) No age requirement.

        (2) Eligible class of employees - All employees of the employer shall be eligible to be covered under the plan except for employees in the following categories:

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                  *  Individuals not directly employed by the employer as
                     defined in Section 1.5(a). An employee of the employer as that term is defined in Section 1.5(b) with respect to the sponsoring employer shall not participate in this plan unless such employee's direct employer affirmatively elects to become a participating employer hereunder.

                  * An employee prohibited from receiving an allocation of certain corporate stock pursuant to Section 6.6(a).

                  * Leased employees who are considered employees under the plan.

                  * Employees who are non-resident aliens (as defined in Code section 7701(b)(1)(B)) and who receive no earned income (as defined in Code section 911(d)(2)) from the employer that constitutes income from sources within the United States (as defined in Code section 861(a)(3)).

                  * Employees included in a unit of employees covered by a collective bargaining agreement between the employer and employee representatives if retirement benefits were the subject of good faith bargaining and if less than two percent of the employees of the employer who are covered pursuant to that agreement are professionals as defined in Regulation section 1.410(b)-9(g). For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the employer.

                  *  Commission salesmen.

                  * Employees compensated on an hourly basis who are not employed in a clerical capacity.

                  * Employees who are employed as pharmacists or grocery managers.

                  *  Highly compensated employees as defined in Section 1.4(b).

    (b) Entry Date - An eligible employee shall participate in the plan on the earlier of the January 1 or July 1 entry date coinciding with or immediately following the date on which he has met the age and service requirements. If an employee who is not a member of the eligible class of employees becomes a member of the eligible class, such employee shall participate immediately, if he has satisfied the age and service requirements and would have otherwise previously become a participant.

Section 2.3 - Termination of Participation

    A participant shall continue to be an active participant of the plan so long as he is a member of the eligible class of employees and he does not incur a one-year break in service due to termination of employment. He shall become an inactive participant when he incurs a one-year break in service due to termination of employment, or at the end of the plan year during which he ceases to be a member of the eligible class of employees. He shall cease participation completely upon the later of his receipt of a total distribution of his nonforfeitable account balance(s) under the plan or the forfeiture of the nonvested portion of the account balance(s).

Section 2.4 - Re-Participation (Break In Service Rules)

    (a) Vested Participant - A former participant who had a nonforfeitable right to all or a portion of his account balance derived from employer contributions at the time of his termination from service shall become a participant immediately upon returning to the employ of the employer, if he is a member of the eligible class of employees.

    (b) Nonvested Participant - In the case of a former participant who did not have any nonforfeitable right to his account balance derived from employer contributions at the time of his termination from service, years of service before a period of consecutive one-year breaks in service shall not be taken into account in computing service if the number of consecutive one-year breaks in service in such period equals or exceeds the greater of 5 or the aggregate number of years of service before such breaks in service. Such aggregate number of years of service shall not include any years of service disregarded under the preceding sentence by reason of prior breaks in service.

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        If such former participant's years of service before termination from service are disregarded pursuant to the preceding paragraph, he shall be considered a new employee for eligibility purposes. If such former participant's years of service before termination from service may not be disregarded pursuant to the preceding paragraph, he shall participate immediately upon returning to the employ of the employer, if he is a member of the eligible class of employees.

    (c) Return to Eligible Class - If a participant becomes an inactive participant, because he is no longer a member of the eligible class of employees, but does not incur a break in service; such inactive participant shall become an active participant immediately upon returning to the eligible class of employees. If such participant incurs a break in service, eligibility shall be determined under the re-participation rules in Section 2.4(a) and (b) above.

               ARTICLE III - ALLOCATIONS TO PARTICIPANT ACCOUNTS

Section 3.1 - General Provisions

    (a) Maintenance of Participant Accounts - The plan administrator shall maintain separate accounts covering each participant under the plan as herein described. Such accounts shall be increased by contributions, reallocation of forfeitures (if any), investment income, and market value appreciation of the fund. They shall be decreased by market value depreciation of the fund, forfeiture of nonvested amounts, benefit payments, withdrawals, and expenses.

    (b) Amount and Payment of Employer Contribution

        (1) Amount of Contribution - For each plan year, the employer contribution to the plan shall be the amount that is determined under the provisions of this Article; provided however, the employer may not make a contribution to the plan for any plan year to the extent the contribution would exceed fifteen percent of the aggregate participant compensation (as defined in Code section 415(c)(3)) for the plan year for plan years beginning before January 1, 2002. Effective for plan years beginning on or after January 1, 2002, the employer may not make a contribution to the plan for any plan year to the extent the contribution would exceed twenty-five percent of the aggregate participant compensation (as defined in Code section 415(c)(3)) for the plan year. Further, the employer contribution shall not exceed the maximum amount deductible under Code section 404.

            The employer contributes to this plan on the conditions that its contribution is not due to a mistake of fact and that the Internal Revenue Service will not disallow the deduction for its contribution. The trustee, upon written request from the employer, shall return to the employer the amount of the employer's contribution made due to a mistake of fact or the amount of the employer's contribution disallowed as a deduction under Code section 404. The trustee shall not return any portion of the employer's contribution under the provisions of this paragraph more than one year after the earlier of: (A) The date on which the employer made the contribution due to a mistake of fact; or (B) The time of disallowance of the contribution as a deduction, and then, only to the extent of the disallowance. The trustee will not increase the amount of the employer contribution returnable under this Section for any earnings attributable to the contribution, but the trustee will decrease the employer contribution returnable for any losses attributable to it. The trustee may require the employer to furnish whatever evidence it deems necessary to confirm that the amount the employer has requested be returned is properly returnable under ERISA.

        (2) Payment of Contribution - The employer shall make its contribution to the plan in cash or corporate stock within the time prescribed by the Code or applicable Treasury regulations. Subject to the consent of the trustee, the employer may make its contribution in other property, provided the contribution of such property is not a prohibited transaction under the Code or ERISA. Corporate stock and other property will be valued at fair market value at the time of actual contribution. Notwithstanding the preceding, the employer shall make its contribution solely in cash if it is obligated to contribute a specified dollar amount by an action of its board of directors.

        (3) Omission of Eligible Employee - If, in any plan year, any employee who should be included as a participant in the plan is erroneously omitted and discovery of such omission is not made until after a contribution by the employer for the year has been made and allocated, the employer shall make a subsequent contribution with respect to (or credit an unallocated forfeiture to) the omitted employee in the amount that the employer would have contributed with respect to him had he not been omitted (plus any applicable investment return). Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

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        (4) Inclusion of Ineligible Employee - If, in any plan year, any person who should not have been included as a participant in the plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a forfeiture (except for deferred compensation that shall be distributed to the ineligible person) for the plan year in which the discovery is made.

        (5) Allocation If More Than One Employer - If the employer consists of more than one entity, the contribution made by each such entity shall be allocated among the applicable accounts of the participants employed by the contributing employer. If a participant is employed by more than one entity during the applicable period, the entity employing the participant on the last day of the plan year shall contribute with respect to the total plan year compensation earned by the participant while employed by any entity within the employer.

    (c) Limitations and Conditions - Notwithstanding the allocation procedures set forth in this Article, the allocations to participants' accounts shall be limited or modified to the extent required to comply with the provisions of Article V (limitations on allocations under Code section 415, top-heavy provisions under Code section 416, and related employer provisions under Code section 414).

        In any limitation year in which the allocation to one or more participants' accounts would be in excess of the limitations on allocations under Code section 415, the annual additions under this plan will be reduced to the extent necessary to comply with such limitations first. If any further reduction is required in any limitation year commencing before January 1, 2000, the annual additions or benefits under any other plan that the employer sponsors will then be reduced with respect to such participants. If any further reduction is required in any limitation year commencing on or after January 1, 2000, the annual additions under any other defined contribution plan that the employer sponsors will then be reduced with respect to such participants.

    (d) Recapture of Tax Credit - If any portion of the tax credit taken by the employer for a fiscal year prior to 1984 is subject to reduction or recapture, then such portion will remain in the trust fund and will be treated as a deductible contribution to a plan qualified under Code section 401.

Section 3.2 - Employer Contributions

    (a) Amount of Contribution - The employer shall determine, in its sole discretion, the amount of employer contribution to be made to the plan each year; provided, however, that the employer shall contribute such amount as may be required for restoration of a forfeited amount under Section 4.2.

    (b) Conditions for Allocations - An active participant shall be eligible for an allocation of the employer contribution and forfeitures as of an allocation date, provided that he satisfies the following condition(s):

        (1) He completed at least 1,000 hours of service during the current plan year except that the hours of service requirement shall not apply with respect to any minimum top heavy allocation as provided in Section 5.4.

                                     AND

        (2) He is employed by the employer on the last day of the plan year.

    (c) (1) Allocation Formula

        The employer contribution and forfeitures for the plan year shall be allocated to the employer contribution account of each eligible participant in the ratio that such participant's compensation bears to the compensation of all participants.

        (2) Top-Heavy Plan Years
            In any plan year in which this plan is top-heavy (as defined in Section 5.4(e)(2) when aggregated with the Weis Markets, Inc. Profit Sharing Plan and the Weis Markets, Inc. Retirement Savings Plan that the employer also sponsors, the top-heavy minimum benefit requirement shall be met under the Weis Markets, Inc. Retirement Savings Plan.

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            For such a plan year, the contribution on behalf of each
            participant who is a non-key employee and who participates in both plans shall be increased as necessary under such other sponsored defined contribution plan to equal 3.00% of such participant's compensation or the largest percentage of employee 401(k) elective deferral contribution, employer contribution, and forfeitures allocated under the aggregated plans on behalf of any key employee for that year, whichever is less.

            If a participant only participates in this plan, the contributions and forfeitures allocable to the employer contribution account shall be increased as necessary for compliance with the top-heavy minimum benefit requirement. The total of the contributions and forfeitures allocated to such account for such a participant shall not be less than an amount equal to 3% of his compensation, or the largest percentage of employee 401(k) elective deferral contribution, employer contribution, and forfeiture allocated under the aggregated plans on behalf of any key employee for that year, whichever is less.

        (3) Compensation - For purposes of the allocation of the employer contribution, compensation means compensation as defined in
            Section 1.2 (a) and (b) for the entire plan year. However, for purposes of the top-heavy contribution, compensation means compensation as defined in Section 5.1(d)(2), subject to the limitations of Section 1.2(c).

Section 3.3 - Employee Nondeductible Contributions

    Employee nondeductible contributions are not permitted under this plan and no amount shall be credited to the employee nondeductible contribution account.

Section 3.4 - Rollover/Transfer Contributions

    Rollover and transfer contributions shall not be permitted under this plan and no amount shall be credited to the rollover/transfer account.

Section 3.5 - Allocation of Investment Results

    (a) Corporate Stock Account - The corporate stock account of each participant shall be credited as of each allocation date with forfeitures of corporate stock and his allocable share of corporate stock (including fractional shares) purchased and paid for by the plan or contributed in kind by the employer. Stock dividends on corporate stock held in his corporate stock account shall be credited to his corporate stock account when paid.

        Promptly upon receipt of any cash contribution pursuant to Section 3.2, the trustee shall apply such contribution to the purchase, in one or more transactions, of the maximum number of whole shares obtainable at then prevailing prices, including any brokerage commissions and other reasonable expenses incurred in connection with such purchases. Such purchases may be made on any securities exchange where the corporate stock is traded, in the over-the-counter market, or in public or private negotiated transactions, and may be on such terms as to price, delivery and otherwise as the trustee may determine to be in the best interest of the participants. The trustee shall complete such purchases as soon as practical after receipt of each such contribution, have due regard for any applicable requirements of law affecting the timing or manner of such purchases.

        Any cash balance of any contribution received pursuant to Section 3.2, which shall remain after the maximum number of whole shares shall have been purchased pursuant to this Section 3.5(a), shall be held by the trustee to be invested with the next such contribution or dividends received by the trust.

    (b) Other Investments Account - As of each allocation date, prior to the allocation of employer contributions and forfeitures, any earnings or losses (net appreciation or net depreciation) of the trust fund shall be allocated in the same proportion that each participant's other investments account bears to the total of all participants' other investment accounts as of such date. For this purpose, each account balance shall be equal to the average balance for the period commencing on the day following the prior accounting date and ending on the current accounting date. Earnings or losses include the increase (or decrease) in the fair market value of assets of the trust fund (other than corporate stock in the participants' corporate stock accounts) since the preceding allocation date.

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    (c) Dividends - Any cash dividends declared by the employer and applicable to shares held in the corporate stock account of a participant shall be converted to shares by the trustee in one or more transactions as soon as practical, having due regard for any applicable requirements of law affecting the time or manner of such purchases. Dividends shall be converted to the maximum number of whole shares which can be purchased at prevailing prices, including any brokerage charges and other reasonable expenses incurred in connection with such purchases, and such purchases may be made any may be on such terms as to price, delivery, and otherwise as the trustee may determine to be in the best interest of the participants.

        Notwithstanding the preceding paragraph, pursuant to the instructions of the employer, the trustee shall become a participant in the employer's Dividend Reinvestment and Stock Purchase Plan and all dividends will be reinvested pursuant to the provisions of that plan, to the maximum extent permitted.

        Any cash balance of any dividend received by the trustee that shall remain after the maximum number of whole shares shall have been purchased pursuant to the preceding paragraphs, shall be held by the trustee in the participant's other investment account to be invested with the next employer contribution or dividend received by the trustee.

                 ARTICLE IV - PAYMENT OF PARTICIPANT ACCOUNTS

Section 4.1 - Vesting Service Rules

    (a) Vesting Year of Service means a vesting computation period during which the employee completes at least 1,000 hours of service with the employer. All of an employee's years of service with the employer shall be counted to determine the nonforfeitable percentage in the employee's account balance(s) derived from employer contributions, except:

        (1) Years of service disregarded under the break in service rules in Section 4.1(d) below. (Post-ERISA break in service rules)

        (2) Years of service before the effective date of ERISA if such service would have been disregarded under the break in service rules of the prior plan in effect from time to time before such date. For this purpose, break in service rules are rules that result in the loss of prior vesting or benefit accruals, or that deny an employee eligibility to participate, by reason of separation or failure to complete a required period of service within a specified period of time. (Pre-ERISA break in service rules)

    (b) One Year Break in Service means for the purposes of this Article
        IV a vesting computation period during which the participant or former participant does not complete more than 500 hours of service with the employer.

    (c) Vesting Computation Period means the 12-consecutive month period coinciding with the plan year.

    (d) Break in Service Rules

        (1) Vested Participant - A former participant who had a nonforfeitable right to all or a portion of his account balance(s) derived from employer contributions at the time of his termination from service shall retain credit for all vesting years of service prior to a break in service.

        (2) Nonvested Participant - In the case of a former participant who did not have any nonforfeitable right to his account balance(s) derived from employer contributions at the time of his termination from service, years of service before a period of consecutive one-year breaks in service shall not be taken into account in computing service if the number of consecutive one-year breaks in service in such period equals or exceeds the greater of 5 or the aggregate number of years of service before such breaks in service. Such aggregate number of years of service shall not include any years of service disregarded under the preceding sentence by reason of prior breaks in service.

        (3) Vesting for Pre-Break and Post-Break Accounts - In the case of a participant who has 5 or more consecutive one-year breaks in service, all years of service after such breaks in service shall be disregarded for the purpose of vesting the employer-derived account balance(s) that accrued before such breaks in service. Whether or not such participant's pre-break service counts in vesting the post-break employer-derived account balance(s) shall be determined according to the rules set forth in
            Section 4.1(d)(1) and (2) above. Separate accounts shall be maintained for each of the participant's pre-break and post-break employer-derived account balance(s). All accounts shall share in the investment earnings and losses of the fund.

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Section 4.2 - Vesting of Participant Accounts

    (a) Determination of Vesting

        (1) Normal Retirement - A participant's right to his account balance(s) shall be 100% vested and nonforfeitable upon the attainment of age 65, the normal retirement age. If the employer enforces a mandatory retirement age, the normal retirement age shall be the lesser of the mandatory age or the age specified herein.

        (2) Late Retirement - If a participant remains employed after his normal retirement age, his account balance(s) shall remain 100% vested and nonforfeitable. Such participant shall continue to receive allocations to his account as he did before his normal retirement age.

        (3) Early Retirement - Not applicable.

        (4) Disability - If a participant separates from service due to disability, such participant's right to his account balance(s) as of his date of disability shall be 100% vested and nonforfeitable. Disability means inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.
            Notwithstanding such definition, a participant who is eligible for Social Security disability benefits shall automatically satisfy the definition of disability. Disability shall be determined by the plan administrator after consultation with a physician chosen by the plan administrator. In the administration of this section, all employees shall be treated in a uniform manner in similar circumstances.

        (5) (A) Death - In the event of the death of a participant who has an accrued benefit under the plan, (whether or not he is an active participant), 100% of the participant's account balance(s) as of the date of death shall be paid to his surviving spouse; except that, if there is no surviving sspouse, or if the surviving spouse has already consented in a manner that is (or conforms to) a qualified election under the joint and survivor annuity provisions of Code section 417(a) and regulations issued pursuant thereto and as set forth in Section 5.2, then such balance(s) shall be paid to the participant's designated beneficiary.

            (B) Beneficiary Designation - Subject to the spousal consent requirements of Section 5.2, the participant shall have the right to designate his beneficiaries, including a contingent death beneficiary, and shall have the right at any time prior to his death to change such beneficiaries. The designation shall be effective only if made in writing on a form signed by the participant and supplied by and filed with the plan administrator prior to his death. If the participant fails to designate a beneficiary, or if the designated person or persons predecease the participant, "beneficiary" shall mean:
                (a) the spouse, (b) if no surviving spouse, then to the surviving children in equal shares, (c) if no surviving children, then to the surviving parents in equal shares,
                (d) if no surviving parents, then to the surviving brothers and sisters in equal shares, (e) if no surviving brothers and sisters, then (f) to the participant's estate if an estate is opened within 2 years of the participant's death; and otherwise to a charity selected in the sole discretion of the plan administrator.

                If a designated beneficiary dies after the participant has died but before the plan has commenced or made distribution to the designated beneficiary, the plan shall be administered as set forth in this paragraph. The death benefit will be paid to the beneficiary's designated beneficiary, if any designated prior to such beneficiary's death in connection with the beneficiary's election of a form of payment of the participant's death benefit to which he is entitled; and if no such designation is on file with the plan administrator, then to the beneficiary's estate in a single lump sum payment if an estate is opened within 2 years of the participant's death; and otherwise to a charity selected in the sole discretion of the plan administrator. If the deceased designated beneficiary was not the participant's surviving spouse, distribution under this paragraph will be completed by December 31 of the fifth year following the participant's date of death. If the deceased designated beneficiary was the participant's surviving spouse, distribution under this paragraph will be completed by December 31 of the fifth year following the beneficiary's date of death.

                For purposes of this Section, if a spouse or beneficiary of the participant dies simultaneously with the participant, for purposes of the plan, the participant shall be deemed to be the survivor and to have died subsequent to such spouse or beneficiary. Likewise, if a beneficiary designated by a designated beneficiary dies simultaneously with a designated beneficiary, the designated beneficiary shall be deemed to be the survivor and to have died subsequent to the beneficiary designated by the designated beneficiary.

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        (6) Termination From Service

            (A) If a portion of a participant's account is forfeited,
                corporate stock allocated to the participant's corporate stock account must be forfeited only after any other investment allocable to the participant has been depleted. If interest in more than one class of corporate stock has been allocated to a participant's account, the participant must be treated as forfeiting the same proportion of each such class.

            (B) A participant shall separate from the service of the
                employer without forfeiture of any portion of his employer contribution account. His employer contribution account shall be 100% immediately vested upon the date of his participation in the plan.

    (b) Forfeitures

        (1) Time of Forfeiture - If a participant terminates employment before his account balances derived from employer contributions are fully vested, the nonvested portion of his accounts shall be forfeited on the earlier of:

            (A) The last day of the vesting computation period in which the participant first incurs 5 consecutive one-year breaks in service, or

            (B) The date the participant receives his entire vested accrued benefit.

        (2) Cashout Distributions and Restoration

            (A) Cashout Distribution - If an employee terminates service and the value of his vested account balances derived from employer and employee contributions are not greater than $5,000, the employee shall receive a distribution of the value of the entire vested portion of such account balances and the nonvested portion will be treated as a forfeiture. For purposes of this section, if the value of an employee's vested account balances is zero, he shall be deemed to have received a distribution of such vested account balances. (Effective for distributions made on or after March 22, 1999, for the purpose of determining the value of a participant's vested account balance, prior distributions shall be disregarded if distributions have not commenced under an optional form of payment described in Section 4.3.)

                If an employee terminates service and the value of his vested account balances exceeds $5,000, he may elect to receive the value of his vested account balances after such termination as provided in Section 4.3. The nonvested portion shall be treated as a forfeiture as of the date of distribution. If the employee elects to have distributed less than the entire vested portion of the account balances derived from employer contributions, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to employer contributions and the denominator of which is the total value of the vested employer-derived account balances.

            (B) Restoration of Accounts - If an employee receives a cashout distribution pursuant to this section and resumes employment covered under this plan before he incurs 5 consecutive one-year breaks in service, his employer-derived account balances shall each be restored to the amount on the date of distribution, if he repays to the plan the full amount of the distribution attributable to employer contributions before the earlier of 5 years after the first date on which he is subsequently re-employed by the employer, or the date he incurs 5 consecutive one-year breaks in service following the date of the distribution. If an employee is deemed to receive a distribution pursuant to this Section 4.2(b)(2), and he resumes employment covered under this plan before he incurs 5 consecutive one-year breaks in service, upon the reemployment of such employee his employer-derived account balances will be restored to the amount on the date of such deemed distribution.

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                Any amount required to restore such forfeitures shall be
                deducted from forfeitures occurring in the plan year of restoration. If forfeitures are insufficient for the restoration, the employer may make a contribution to the plan for such plan year to satisfy the restoration. However, by the end of the plan year following the plan year of restoration, sufficient forfeitures or employer contributions shall be credited to the account to satisfy the restoration.

    (c) Disposition of Forfeitures - The employer contribution account is not subject to forfeiture.

    (d) Withdrawal of Employee Nondeductible Contributions - No forfeitures shall occur solely as a result of an employee's withdrawal of employee nondeductible contributions.

    (e) Unclaimed Benefits

        (1) Forfeiture - The plan does not require the trustee or the plan administrator to search for, or to ascertain the whereabouts of, any participant or beneficiary. At the time the participant's or beneficiary's benefit becomes distributable under the plan, the plan administrator, by certified or registered mail addressed to his last known address of record, shall notify any participant or beneficiary that he is entitled to a distribution under this plan. If the participant or beneficiary fails to claim his distributive share or make his whereabouts known in writing to the plan administrator within twelve months from the date of mailing of the notice, the plan administrator shall treat the participant's or beneficiary's unclaimed payable accrued benefit as forfeited and shall reallocate such forfeiture in accordance with Section 4.2(c). A forfeiture under this paragraph shall occur at the end of the notice period or, if later, the earliest date applicable Treasury regulations would permit the forfeiture. These forfeiture provisions apply solely to the participant's or beneficiary's accrued benefit derived from employer contributions.

        (2) Restoration - If a participant or beneficiary who has incurred a forfeiture of his accrued benefit under the provisions of this Subsection makes a claim, at any time, for his forfeited accrued benefit, the plan administrator shall restore the participant's or beneficiary's forfeited accrued benefit to the same dollar amount as the dollar amount of the accrued benefit forfeited, unadjusted for any gains or losses occurring after the date of the forfeiture. The plan administrator shall make the restoration during the plan year in which the participant or beneficiary makes the claim from forfeitures occurring in that plan year. If forfeitures are insufficient for the restoration, the employer shall make a contribution to the plan to satisfy the restoration. The plan administrator shall direct the trustee to distribute the participant's or beneficiary's restored accrued benefit to him not later than 60 days after the close of the plan year in which the plan administrator restores the forfeited accrued benefit.

Section 4.3 - Payment of Participant Accounts

    (a) Time of Payment

        (1) Commencement of Benefits - Unless the participant elects otherwise, distribution of benefits shall begin no later than the 60th day after the latest of the close of the plan year in which:

            (A) The participant attains age 65 (or the plan's normal
                retirement age, if earlier);

            (B) Occurs the 10th anniversary of the year in which the
                participant commenced participation in the plan; or

            (C) the participant terminates service with the employer, (i.e.
                late retirement).

        (2) Payment Upon Retirement, Disability, or Death - Subject to the provisions set forth in Section 4.3(a)(1) and in the Distribution Requirements of Section 5.3, if the participant terminates employment due to retirement, disability, or death, his account(s) shall be paid as soon as administratively possible after the occurrence of the event creating the right to a distribution.

        (3) Payment Upon Other Termination of Employment - Subject to the provisions set forth in Section 4.3(a)(1), and in the Distribution Requirements of Section 5.3, if the participant terminates employment other than by retirement, disability, or death, his account(s) shall be paid as soon as administratively possible after the end of the plan year in which severance of employment occurs.

        (4) Notwithstanding the foregoing, the failure of a participant (or spouse where the spouse's consent is required) to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 5.2(a), shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

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    (b) Period for Distribution of Benefits

        (1) The plan administrator, pursuant to the written election of the participant (or if no election has been made prior to the participant's death, by his beneficiary), shall direct the trustee to distribute to a participant or his beneficiary any amount to which he is entitled under the plan in one of the following methods, provided that such distribution complies with the Distribution Requirements of Section 5.3.

            If a distribution is required under the Distribution Requirements of Section 5.3, the vested balance of the account(s) exceeds $5,000, and the participant fails to elect payment, the trustee shall pay the benefit in installment payments that meet the requirements of Section 5.3 over the joint life and last survivor expectancy of the participant and his designated beneficiary. However, if the vested accrued benefit is no more than $5,000, benefits shall automatically be paid in a cash lump sum.

            (A) A lump sum payment.

            (B) Instalment payments - Effective solely for distributions made before January 1, 2003, installment payments over a period of years that meets the Distribution Requirements of
                Section 5.3 in annual installments. The period over which such payment is to be made shall not extend beyond the limited distribution period provided for in Section 4.3(b)(2), if applicable. Effective solely for distributions made before January 1, 2002, installment payments may be made in monthly, quarterly, or semiannual installments.

        (2) Unless the participant elects in writing a longer distribution period, distributions to a participant or his beneficiary attributable to corporate stock shall be in substantially equal annual installments over a period not longer than five years. In the case of a participant with an account balance attributable to corporate stock in excess of $500,000, the five year period shall be extended one additional year (but not more than five additional years) for each $100,000 or fraction thereof by which such balance exceeds $500,000. The dollar limits shall be adjusted at the same time and in the same manner as provided in Code section 415(d).

    (c) General Payment Provisions

       (1) Any part of a participant's benefit that is retained in the plan after the allocation date on which his participation ends will continue to be treated as a corporate stock account or other investment account subject to Section 4.2(a)(6)(A). However, no further employer contributions or forfeitures will be credited.

        (2) All distributions due to be made under this plan shall be made on the basis of the amount to the credit of the participant as of the accounting date coincident with or immediately preceding the occurrence of the event calling for a distribution.

            If a distributable event occurs after an allocation date and before allocations have been made to the account of the participant, the distribution shall also include the amounts allocable to the account as of such allocation date.

        (3) If any person entitled to receive benefits hereunder is physically or mentally incapable of receiving or acknowledging receipt thereof, and if a legal representative has been appointed for him, the plan administrator may direct the benefit payment to be made to such legal representative.

            In the event a distribution is to be made to a minor, then the plan administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such beneficiary or a responsible adult with whom the beneficiary maintains his residence, or to the custodian for such beneficiary under the Uniform Gift to Minors Act or the Gift to Minors Act, if such is permitted by the laws of the state in which said beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor beneficiary shall fully discharge the trustee, employer, plan administrator, and plan from further liability on account thereof.

        (4) Each optional form of benefit provided under the plan shall be made available to all participants on a nondiscriminatory basis. The plan may not retroactively reduce or eliminate optional forms of benefits and any other Code section 411(d)(6) protected benefits, except as provided in Regulation section 1.411(d)-4, Q&A-2(b) and in other relief granted statutorily or by the Commissioner of Internal Revenue. Any reduction or elimination of optional forms of benefits shall apply only to benefits accrued after the later of the effective date or the adoption date of such change.

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        (5) The participant's election of a form of benefit payment shall be irrevocable as of the annuity starting date, subject to the notice requirements contained in Section 4.3(e).

    (d) Eligible Rollover Distributions

        Effective for distributions made on or after January 1, 1993, notwithstanding the optional forms of payment listed in Section 4.3(b), a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

        (1) Eligible Rollover Distribution - An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9), the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), a hardship withdrawal made on or after January 1, 1999 from a participant's employee 401(k) elective deferral account before he has attained age 59 1/2, and any withdrawal made on or after January 1, 2002 from any account that is made upon hardship of the participant.

        (2) Eligible Retirement Plan - Effective for distributions made before January 1, 2002, an eligible retirement plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

            Effective for distributions made on or after January 1, 2002 whether made to the participant or his surviving spouse, an eligible retirement plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), a tax-sheltered annuity or account described in Code section 403(b), a 457 plan described in Code section 457, or a qualified trust described in Code section 401(a), that accepts the distributee's eligible rollover distribution.

        (3) Distributee - A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

        (4) Direct Rollover - A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

    (e) Payment Election Procedures

        As described in Section 5.2(c), an account balance in excess of $5,000 shall not be immediately distributed without the consent of the participant. The participant shall receive the notice required under Regulation section 1.411(a)-11(c) no less than 30 days and no more than 90 days before the annuity starting date with respect to the distribution. Effective for distributions made on or after January 1, 1993, for any distribution in excess of $200, the plan administrator shall give the participant notice of his eligible rollover distribution rights. The participant shall receive such notice in the same time period as the 411 notice is required to be provided. Effective for distributions made on or after January 1, 1994, if a distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the 411 notice is given, provided that:

        (1) The plan administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

        (2) The participant, after receiving the notice, affirmatively elects a distribution.

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    (f) Form of Distribution

        (1) Distribution of a participant's benefit may be made in cash or corporate stock or both, provided, however, that if a participant or beneficiary so demands, such benefit shall be distributed only in the form of corporate stock. Prior to making a distribution of benefits, the plan administrator shall advise the participant or his beneficiary, in writing, of the right to demand that benefits be distributed solely in corporate stock.

        (2) If a participant or beneficiary demands that benefits be distributed solely in corporate stock, distribution of a participant's benefit will be made entirely in whole shares or other units of corporate stock. If the corporate stock consists of more than one class, the participant will receive substantially the same proportion of each such class. Any balance in a participant's other investments account will be applied to acquire for distribution the maximum number of whole shares or other units of corporate stock at the then fair market value. Any fractional unit value unexpended will be distributed in cash. If corporate stock is not available for purchase by the trustee, then the trustee shall hold such balance until corporate stock is acquired and then make such distribution, subject to Sections 4.3(a)(1),
            5.2 and 5.3.

        (3) The trustee shall make distribution from the trust only on instructions from the plan administrator.

        (4) Put Option - Shares of corporate stock are currently publicly traded securities. In the event the securities cease to be publicly traded or become subject to certain restrictions so that the securities are not freely tradable, then the employer will honor a put option for such securities. The employer's obligation to purchase distributed corporate stock shall be as described in
            Section 5.6(e).

        (5) Right of First Refusal - There is no right of first refusal at this time with respect to the corporate stock.

Section 4.4 - In-Service Payments

    (a) Withdrawals - No payments shall be made before separation from service.

    (b) Participant Loans - No participant loans shall be permitted under this plan.

Section 4.5 - Distributions under Domestic Relations Orders

    Nothing contained in this plan prevents the trustee, in accordance with the direction of the plan administrator, from complying with the provisions of a qualified domestic relations order (as defined in Code section 414(p)).

    A distribution will not be made to an alternate payee until the participant attains (or would have attained) his earliest retirement age. For this purpose, earliest retirement age means the earlier of:
    (1) the date on which the participant is entitled to a distribution under this plan; or (2) the later of the date the participant attains age 50 or the earliest date on which the participant could begin receiving benefits under this plan if the participant separated from service.

    Nothing in this Section gives a participant a right to receive distribution at a time otherwise not permitted under the plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the plan.

    The plan administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the plan administrator promptly will notify the participant and any alternate payee named in the order, in writing, of the receipt of the order and the plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the plan administrator shall determine the qualified status of the order and shall notify the participant and each alternate payee, in writing, of its determination. The plan administrator shall provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

    If any portion of the participant's nonforfeitable accrued benefit is payable during the period the plan administrator is making its determination of the qualified status of the domestic relations order, the plan administrator shall make a separate accounting of the amounts payable. If the plan administrator determines the order is a qualified domestic relations order within 18 months of the date amounts first are payable following receipt of the order, it shall direct the trustee to distribute the payable amounts in accordance with the order. If the plan administrator does not make its determination of the qualified status of the order within the 18-month determination period, it shall direct the trustee to distribute the payable amounts in the manner the plan would distribute if the order did not exist and shall apply the order prospectively if it later determines the order is a qualified domestic relations order.

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                  ARTICLE V - ADDITIONAL QUALIFICATION RULES

Section 5.1 - Limitations on Allocations under Code Section 415

    (a) Single Plan Limitations

        (1) If the participant does not participate in, and has never participated in another qualified plan maintained by the employer, a welfare benefit fund (as defined in Code section 419(e)) maintained by the employer, or an individual medical account (as defined in Code section 415(l)(2)) maintained by the employer, that provides an annual addition as defined in Section 5.1(d)(1), the amount of annual additions that may be credited to the participant's account for any limitation year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this plan. If the employer contribution that would otherwise be contributed or allocated to the participant's account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the annual additions for the limitation year will equal the maximum permissible amount.

        (2) Prior to determining the participant's actual compensation for the limitation year, the employer may determine the maximum permissible amount for a participant on the basis of a reasonable estimation of the participant's compensation for the limitation year, uniformly determined for all participants similarly situated.

        (3) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the participant's actual compensation for the limitation year.

        (4) If pursuant to Section 5.1(a)(3) or as a result of either the allocation of forfeitures or a reasonable error in determining the amount of elective deferrals that may be made with respect to a participant, there is an excess amount, the excess will be disposed of as follows:

            (A) Any employee nondeductible contributions (and any gain attributable thereto), to the extent they would reduce the excess amount, will be returned to the participant.

            (B) If after the application of Subparagraph (A) an excess amount still exists, the excess amount shall be allocated and reallocated to the employer contribution account of the other participants in the plan to the extent permissible under the limitations of this Section 5.1.

            (C) If after the application of Subparagraph (B) an excess amount still exists, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future employer contributions for all active participants in the next limitation year, and each succeeding limitation year if necessary.

            (D) If a suspense account is in existence at any time during a limitation year pursuant to this Section 5.1(a)(4), it will not participate in the allocation of the trust's investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to participants' accounts before any employer, elective deferral, or employee nondeductible contributions may be made to the plan for that limitation year. Excess amounts may not be distributed to participants or former participants.

    (b) Combined Limitations - Other Defined Contribution Plan

        (1) This Section 5.1(b) applies if, in addition to this plan, the participant is covered under another qualified defined contribution plan maintained by the employer, a welfare benefit fund (as defined in Code section 419(e)) maintained by the employer, or an individual medical account (as defined in Code section 415(1)(2)), maintained by the employer, that provides an annual addition as defined in Section 5.1(d)(1), during any limitation year. The annual additions that may be credited to a participant's account under this plan for any such limitation year will not exceed the maximum permissible amount reduced by the annual additions credited to a participant's account under the other plans and welfare benefit funds for the same limitation year. If the annual additions with respect to the participant under other defined contribution plans and welfare benefit funds maintained by the employer are less than the maximum permissible amount and the employer contribution that would otherwise be contributed or allocated to the participant's account under this plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount. If the annual additions with respect to the participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the participant's account under this plan for the limitation year.

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        (2) Prior to determining the participant's actual compensation for the limitation year, the employer may determine the maximum permissible amount for a participant in the manner described in
            Section 5.1(a)(2).

        (3) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the participant's actual compensation for the limitation year.

        (4) If, pursuant to Section 5.1(b)(3) or as a result of the allocation of forfeitures, a participant's annual additions under this plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

        (5) If an excess amount was allocated to a participant on an allocation date of this plan that coincides with an allocation date of another plan, the excess amount will be disposed of in the manner provided in Section 3.1(c).

        (6) Any excess amount attributed to this plan will be disposed of in the manner described in Section 5.1(a)(4).

    (c) Combined Limitations - Other Defined Benefit Plan

        If the employer maintains, or at any time maintained, a qualified defined benefit plan covering any participant in this plan, the sum of the participant's defined benefit plan fraction and defined contribution plan fraction will not exceed 1.0 in any limitation year. Any excess amounts shall be disposed of in the manner provided in Section 3.1(c). Any excess amount attributed to this plan will be disposed of in the manner described in Section 5.1(a)(4).

        Effective with respect to limitation years beginning after December 31, 1999, this Section 5.1(c) shall no longer be in effect. The following definitions in Section 5.1(d) shall no longer apply: defined benefit plan fraction, defined contribution plan fraction, highest average compensation, projected annual benefit.

    (d) Definitions (Code Section 415 Limitations)

        (1) Annual Additions - The sum of the following amounts credited to a participant's account for the limitation year: (A) employer contributions, (B) employee contributions, (C) forfeitures, and
            (D) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code section 415(l)(2), that is part of a pension or annuity plan maintained by the employer are treated as annual additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985 (in taxable years ending after such date), that are attributable to post-retirement medical benefits, allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)) under a welfare benefit fund (as defined in Code section 419(e)) maintained by the employer are treated as annual additions to a defined contribution plan.

            For this purpose, any excess amount applied under Section 5.1(a)
            (4) or (b)(6) in the limitation year to increase the accounts of participants who did not have an excess amount or to reduce employer contributions will be considered annual additions for such limitation year.

            Annual additions shall not include forfeitures of corporate stock purchased with the proceeds of an exempt loan and employer contributions applied to the payment of interest on an exempt loan if no more than one-third of the employer contribution for the year is allocated to the account of highly compensated employees. Annual additions may be calculated with respect to employer contributions used to repay an exempt loan rather than with respect to corporate stock allocated to participants. Further, annual additions shall not include proceeds from the sale of corporate stock as such proceeds constitute earnings on a plan asset and are allocable as such.

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        (2) Compensation - A participant's earned income and any earnings reportable as W-2 wages for Federal income tax withholding purposes. W-2 wages means wages as defined in Code section 3401(a) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)).

            For limitation years beginning after December 31, 1991, for purposes of applying the limitations of this Section 5.1, compensation for a limitation year is the compensation actually paid or includible in gross income during such limitation year.

            For limitation years beginning after December 31, 1997, compensation shall include elective contributions as defined in
            Section 1.2(a) and elective contributions under a Code section 457 plan or a Code section 501(c)(18) plan.

            Notwithstanding the preceding, compensation for a participant in a defined contribution plan who is permanently and totally disabled (as defined in Code section 22(e)(3)) is the compensation such participant would have received for the limitation year if the participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled participant may be taken into account only if contributions made on behalf of such participant are nonforfeitable when made.

        (3) Defined Benefit Fraction - A fraction, the numerator of which is the sum of the participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the limitation year under Code sections 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code section 415(b).

            Notwithstanding the above, if the participant was a participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code section 415 for all limitation years beginning before January 1, 1987.

        (4) Defined Contribution Dollar Limitation - $30,000, as adjusted under Code section 415(d) for limitation years beginning after December 31, 1994 and not beginning before January 1, 2002. For limitation years beginning after December 31, 2001, the defined contribution dollar limitation shall be $40,000, as adjusted under Code section 415(d) for limitation years beginning after December 31, 2002.

        (5) Defined Contribution Fraction - A fraction, the numerator of which is the sum of the annual additions to the participant's account under all the defined contribution plans (whether or not terminated) maintained by the employer for the current and all prior limitation years (including the annual additions attributable to the participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the employer, and the annual additions attributable to all welfare benefit funds, as defined in Code section 419(e), and individual medical accounts, as defined in Code section 415(l)(2), maintained by the employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the employer (regardless of whether a defined contribution plan was maintained by the employer). The maximum aggregate amount in any limitation year is the lesser of 125 percent of the dollar limitation determined under Code sections 415(b) and (d) in effect under Code section 415(c)(1)(A) or 35 percent of the participant's compensation for such year.

            If the employee was a participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

            The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as annual additions.

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        (6) Employer - For purposes of this Section 5.1, employer shall mean the employer as defined in Section 1.5(b) but including all members of a controlled group of corporations(as defined in Code section 414(b) as modified by Code section 415(h) and all commonly controlled trades or businesses as defined in Code section 414(c) as modified by Code section 415(h).

        (7) Excess Amount - The excess of the participant's annual additions for the limitation year over the maximum permissible amount.

        (8) Highest Average Compensation - The average compensation for the three consecutive years of service with the employer that produces the highest average. A year of service with the employer is the 12-consecutive month period coinciding with the plan year.

        (9) Limitation Year - The 12-consecutive month period defined in
            Section 1.3(f). All qualified plans maintained by the employer must use the same limitation year. If the limitation year is amended to a different 12-consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

        (10)Maximum Permissible Amount - The maximum annual addition that may be contributed or allocated to a participant's account under the plan for any limitation year shall not exceed the lesser of:

            (A) the defined contribution dollar limitation as defined in
                Section 5.1(d)(4); or

            (B) 25 percent of the participant's compensation for the
                limitation year for limitation years beginning before January 1, 2002; 100 percent of the participant's compensation for the limitation year for limitation years beginning after December 31, 2001.

            The compensation limitation referred to in (B) shall not apply to any contribution for medical benefits (within the meaning of Code section 401(h) or Code section 419A(f)(2)) which is otherwise treated as an annual addition under Code section 415(l)(1) or 419A(d)(2).

            For limitation years beginning prior to July 13, 1989, the dollar limitation referred to in (A) shall be increased by the lesser of the dollar amount determined under (A) or the amount of corporate stock contributed, or purchased with cash contributed. The dollar amount shall be increased provided no more than one-third of the employer's contributions for the year were allocated to highly compensated employees.

            If a short limitation year is created because of an amendment changing the limitation year to a different 12-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

                 Number of months in the short limitation year
                                      12

        (11)Projected Annual Benefit - The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the participant would be entitled under the terms of the plan assuming:

            (A) the participant will continue employment until normal
                retirement age under the plan (or current age, if later); and

            (B) the participant's compensation for the current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future limitation years.

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Section 5.2 - Joint and Survivor Annuity Requirements

    No annuity form of payment is provided under Section 4.3(b) and no direct or indirect transfer is accepted under Section 3.4 from a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to any participant; therefore, the joint and survivor annuity requirements of Code section 401(a)(11) and 417 shall not apply to this plan, except for the provisions of this Section 5.2.

    (a) Restrictions on Immediate Distributions - If the value of a participant's vested account balance derived from employer and employee contributions exceeds (or at the time of any prior distribution (1) in plan years beginning before January 1, 1998, exceeded $3,500 or (2) in plan years beginning after December 31, 1997, exceeded) $5,000, and the account balance is immediately distributable, the participant (or where the participant has died, the participant's spouse) must consent to any distribution of such account balance. Effective for distributions made on or after March 22, 1999, for the purpose of determining the value of a participant's vested account balance, prior distributions shall be disregarded if distributions have not commenced under an optional form of payment described in Section 4.3. The consent of the participant (or the participant's surviving spouse) shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or in any other form. The plan administrator shall notify the participant (or the participant's surviving spouse) of the right to defer any distribution until the participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the plan in a manner that would satisfy the notice requirements of Code section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

        If payment in the form of a qualified joint and survivor annuity is not required with respect to the participant pursuant to Section 5.2(b), only the participant need consent to the distribution of an account balance that is immediately distributable. Neither the consent of the participant nor the participant's spouse shall be required to the extent that a distribution is required to satisfy Code section 401(a)(9) or section 415. In addition, upon termination of this plan if the plan does not offer an annuity option (purchased from a commercial provider) and if the employer or any entity within the same controlled group as the employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)), the participant's account balance may, without the participant's consent, be distributed to the participant. However, if any entity within the same controlled group as the employer maintains another defined contribution plan (other than an employee stock ownership plan), the participant's account balance will be transferred, without the participant's consent, to the other plan if the participant does not consent to an immediate distribution.

        An account balance is immediately distributable if any part of the account balance could be distributed to the participant (or surviving spouse) before the participant attains (or would have attained if not deceased) the later of normal retirement age or age 62.

    (b) Safe Harbor Rules

        This Section 5.2(b) shall apply to a participant in this stock bonus plan, and to any distribution, made on or after the first day of the first plan year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in Code section 72(o)(5)(B), and maintained on behalf of a participant in a money purchase pension plan, (including a target benefit plan). This plan satisfies and shall continue to satisfy the following conditions: (1) the participant cannot elect payments in the form of a life annuity; and
        (2) on the death of a participant, the participant's vested account balance will be paid to the participant's surviving spouse, but if there is no surviving spouse, or if the surviving spouse has consented in a manner conforming to a qualified election, then to the participant's designated beneficiary. The surviving spouse may elect to have distribution of the vested account balance commence within the 90-day period following the date of the participant's death. The account balance shall be adjusted for gains or losses occurring after the participant's death in accordance with the provisions of the plan governing the adjustment of account balances for other types of distributions. This Section 5.2(b) shall not be operative with respect to a participant in an employee stock ownership or stock bonus plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan, stock bonus, or profit-sharing plan which is subject to the survivor annuity requirements of Code section 401(a)(11) and section 417.

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                     Weis Markets, Inc. Stock Bonus Plan

        (1) The participant may waive the spousal death benefit described in this Section 5.2(b) at any time provided that no such waiver shall be effective unless it satisfies the conditions of Section 5.2(c)(1) that would apply to the participant's waiver of the qualified preretirement survivor annuity.

        (2) For purposes of this Section 5.2(b), vested account balance shall mean, in the case of a money purchase pension plan or a target benefit plan, the participant's separate account balance attributable solely to accumulated deductible employee contributions within the meaning of Code section 72(o)(5)(B). In the case of a profit-sharing plan, stock bonus plan, or an employee stock ownership plan, vested account balance shall have the same meaning as provided in Section 5.2(c)(3).

    (c) Definitions (Code Section 417 Requirements)

        (1) Qualified Election - A waiver of a qualified preretirement survivor annuity. Any waiver of a qualified preretirement survivor annuity shall not be effective unless: (a) the participant's spouse consents in writing to the election; (b) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the participant without any further spousal consent); (c) the spouse's consent acknowledges the effect of the election; and (d) the spouse's consent is witnessed by a plan representative or notary public. If it is established to the satisfaction of a plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a qualified election.

            Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

        (2) Spouse (Surviving Spouse) - The spouse or surviving spouse of the participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Code section 414(p).

        (3) Vested Account Balance - The aggregate value of the participant's vested account balances derived from employer and employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the participant's life. The provisions of this Section 5.2 shall apply to a participant who is vested in amounts attributable to employer contributions, employee contributions, or both at the time of death or distribution.

Section 5.3 - Distribution Requirements

    Subject to Section 5.2 Joint and Survivor Annuity Requirements, the requirements of this Section 5.3 shall apply to any distribution of a participant's interest and will take precedence over any inconsistent provisions of this plan.

    The provisions of this Section shall apply to calendar years beginning after December 31, 1984. All distributions required under this Section shall be determined and made in accordance with the proposed regulations under Code section 401(a)(9), including the minimum distribution incidental benefit requirement of Proposed Regulation section
    1.401(a)(9)-2.

    With respect to distributions under the plan made in calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code section 401(a)(9) in accordance with the regulations under section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the plan to the contrary. This preceding sentence shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

    (a) Required Beginning Date - The entire interest of a participant must be distributed or begin to be distributed no later than the participant's required beginning date.

    (b) Limits on Distribution Periods - As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

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        (1) the life of the participant;

        (2) the life of the participant and a designated beneficiary;

        (3) a period certain not extending beyond the life expectancy of the participant; or

        (4) a period certain not extending beyond the joint life and last survivor expectancy of the participant and a designated beneficiary.

    (c) Determination of Amount to Be Distributed Each Year - If the participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date.

        (1) Individual Account

            (A) If a participant's benefit is to be distributed over (1) a period not extending beyond the life expectancy of the participant or the joint life and last survivor expectancy of the participant and the participant's designated beneficiary or (2) a period not extending beyond the life expectancy of the designated beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the participant's benefit by the applicable life expectancy.

            (B) For calendar years beginning before January 1, 1989, if the participant's spouse is not the designated beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the participant.

            (C) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the participant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Proposed Regulation section 1.401(a)(9)-2. Distributions after the death of the participant shall be distributed using the applicable life expectancy in Section 5.3(c)(1)(A) above as the relevant divisor without regard to Proposed Regulation section 1.401(a)(9)-2.

            (D) The minimum distribution required for the participant's first distribution calendar year must be made on or before the participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

        (2) Other Forms - If the participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code section 401(a)(9) and the proposed regulations thereunder.

    (d) Death Distribution Provisions

        (1) Distribution beginning before death - If the participant dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the participant's death.

        (2) Distribution beginning after death - If the participant dies before distribution of his interest begins, distribution of the participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the participant's death except to the extent that an election is made to receive distributions in accordance with (A) or (B) below:

            (A) If any portion of the participant's interest is payable to a designated beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the participant died;

            (B) If the designated beneficiary is the participant's surviving spouse, the date distributions are required to begin in accordance with (A) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the participant died and (ii) December 31 of the calendar year in which the participant would have attained age 70 1/2.

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            If the participant has not made an election pursuant to this
            Section 5.3 by the time of his death, the participant's designated beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section 5.3(d)(2), or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the participant. If the participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the participant's death.

        (3) For purposes of Section 5.3(d)(2) above, if the surviving spouse dies after the participant, but before payments to such spouse begin, the provisions of Section 5.3(d)(2) with the exception of Section 5.3(d)(2)(B) therein, shall be applied as if the surviving spouse were the participant.

        (4) For purposes of this Section 5.3(d), any amount paid to a child of the participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

        (5) For the purposes of this Section 5.3(d), distribution of a participant's interest is considered to begin on the participant's required beginning date (or, if Section 5.3(d)(3) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to Section 5.3(d)(2)(B) above). If distribution in the form of an annuity irrevocably commences to the participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

    (e) Definitions (Code Section 401(a)(9) Requirements)

        (1) Applicable Life Expectancy - The life expectancy (or joint life and last survivor expectancy) calculated using the attained age of the participant (or designated beneficiary) as of the participant's (or designated beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

        (2) Designated Beneficiary - The individual who is designated as the beneficiary under the plan in accordance with Code section 401(a)(9) and the proposed regulations thereunder.

        (3) Distribution Calendar Year - A calendar year for which a minimum distribution is required. For distributions beginning before the participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant's required beginning date. For distributions beginning after the participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 5.3(d) above.

        (4) Life Expectancy - Life expectancy and joint life and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations.

            Unless otherwise elected by the participant (or spouse, in the case of distributions described in Section 5.3(d)(2)(B) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

        (5) Participant's Benefit

            (A) The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

            (B) Exception for second distribution calendar year - If any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

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        (6) Required Beginning Date

            (A) Non-5-percent owner - The required beginning date is April 1 of the calendar year following the later of: (i) the calendar year in which the participant attains age 70 1/2, or (ii) the calendar year in which the participant retires. If a participant who is not a 5-percent owner attains age 70 1/2 after December 31, 1995 and before January 1, 2002, the participant shall be permitted to elect to commence the distribution of his benefits as if his required beginning date were April 1 of the calendar year following the calendar year in which he attains age 70 1/2. Payments shall be in the form of installments elected; the participant shall have a new annuity starting date as of the date payments are elected to commence following his termination of employment.

            (B) 5-percent owner - The required beginning date for a
                participant who is a 5-percent owner is April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2. A participant is treated as a 5-percent owner for purposes of this Section 5.3(e)(6) if such participant is a 5-percent owner as defined in Code section 416(i) (determined in accordance with section 416 but without regard to whether the plan is top-heavy) at any time during the plan year ending with or within the calendar year in which such participant attains age 70 1/2.

            (C) Once distributions have begun to a 5-percent owner under this Section 5.3(e)(6), they must continue to be distributed, even if the participant ceases to be a 5-percent owner in a subsequent year.

    (f) Transitional Rule

        (1) Notwithstanding the other requirements of this Section 5.3 and subject to the requirements of Section 5.2, Joint and Survivor Annuity Requirements, distribution on behalf of any employee, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences).

            (A) The distribution by the trust is one which would not have disqualified such trust under Code section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

            (B) The distribution is in accordance with a method of
                distribution designated by the employee whose interest in the trust is being distributed or, if the employee is deceased, by a beneficiary of such employee.

            (C) Such designation was in writing, was signed by the employee or the beneficiary, and was made before January 1, 1984.

            (D) The employee had accrued a benefit under the plan as of
                December 31, 1983.

            (E) The method of distribution designated by the employee or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the employee's death, the beneficiaries of the employee listed in order of priority.

            A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the employee.

        (2) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the employee, or the beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in this Section 5.3(f).

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        (3) If a designation is revoked any subsequent distribution must satisfy the requirements of Code section 401(a)(9) and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code section 401(a)(9) and the proposed regulations thereunder, but for the election made under Tax Equity and Fiscal Responsibility Act of 1982 section 242(b)(2). For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Proposed Regulation section
            1.401(a)(9)-2. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Proposed Regulation section 1.401(a)(9)-1 Q&A J-2 and Q&A J-3 shall apply.

Section 5.4 - Top Heavy Provisions

    (a) Application of Provisions - If the plan is or becomes top-heavy in any plan year beginning after December 31, 1983, the provisions of
        Section 5.4 will supersede any conflicting provisions in the plan.

    (b) Minimum Allocation

        (1) Except as otherwise provided in Section 5.4(b)(3) and (4) below, the employer contributions and forfeitures allocated on behalf of any participant who is not a key employee shall not be less than the lesser of three percent of such participant's compensation or in the case where the employer has no defined benefit plan which designates this plan to satisfy Code section 401, the largest percentage of employer contributions and forfeitures, as a percentage of the key employee's compensation which may be taken into account under Section 1.2(c), allocated on behalf of any key employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other plan provisions, the participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the participant's failure to complete 1,000 hours of service (or any equivalent provided in the plan), or (ii) the participant's failure to make mandatory employee contributions to the plan, or (iii) compensation less than a stated amount.

        (2) For purposes of computing the minimum allocation, compensation shall mean compensation as defined in Section 5.1(d)(2), subject to the limitations of Section 1.2(c).

        (3) The provision in Section 5.4(b)(1) above shall not apply to any participant who was not employed by the employer on the last day of the plan year.

        (4) The provision in Section 5.4(b)(1) above shall not apply to any participant to the extent the participant is covered under any other plan or plans of the employer and the employer has provided in Section 3.2 that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans. If this plan is intended to meet the minimum allocation or benefit requirement applicable to another plan or plans, the employer shall so provide in Section 3.2.

        (5) The minimum allocation required (to the extent required to be nonforfeitable under Code section 416(b)) may not be forfeited under Code section 411(a)(3)(B) or 411(a)(3)(D).

        (6) Matching contributions - Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2) and the plan if so provided in Section 3.2 or 3.3. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m).

    (c) Adjustments in Code Section 415 Limits - If the plan is top-heavy, the defined benefit fraction and the defined contribution fraction shall be computed by applying a factor of 1.0 (instead of 1.25) to the applicable dollar limits under Code section 415(b)(1)(A) and 415(c)(1)(A) for such year, unless the plan meets the following conditions:

        (1) Such plan would not be a top-heavy plan if "90%" were substituted for "60%" in the top-heavy tests; and

        (2) The minimum employer contribution percentage under Section 5.4(b) is 4 percent instead of 3 percent.

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        (3) A non-key employee who participates in this plan and in a defined benefit plan aggregated herewith will receive in accordance with Section 3.2(c)(2) either (i) a minimum employer contribution of 7.5% under this plan or another defined contribution plan aggregated herewith or (ii) a minimum monthly nonintegrated accrued benefit of 3% of average annual compensation, not to exceed a cumulative accrued benefit of 30% under the defined benefit plan.

            However, the reduced Code section 415 factor of 1.0 shall not apply under a top-heavy plan with respect to any individual so long as there are no employer contributions, forfeitures, or voluntary employee non-deductible contributions allocated to such individual.

            Effective with respect to limitation years beginning after December 31, 1999, this Section 5.4(c) shall no longer be in effect.

    (d) Minimum Vesting Schedule - For any plan year in which this plan is top-heavy, the 100% immediately vesting as provided in Section 4.2(a)(6) shall continue to apply to the plan.

    (e) Definitions (Code Section 416 Requirements)

        (1) Key Employee

            (A) Effective for plan years beginning before January 1, 2002, any employee or former employee (and the beneficiaries of such employee) who at any time during the determination period was an officer of the employer if such individual's annual compensation exceeds 50 percent of the dollar limitation under Code section 415(b)(1)(A), an owner (or considered an owner under Code section 318) of one of the ten largest interests in the employer if such individual's compensation exceeds 100 percent of the dollar limitation under Code section 415(c)(1)(A), a 5-percent owner of the employer, or a 1-percent owner of the employer who has an annual compensation of more than $150,000. Annual compensation means compensation as defined in Section 5.1(d)(2), but including elective contributions as defined in Section 1.2(a) and elective contributions under a Code section 457 plan or a Code section 501(c)(18) plan for any plan year and subject to the limitations of Section 1.2(c). The determination period is the plan year containing the determination date and the four preceding plan years. The determination of who is a key employee will be made in accordance with Code section 416(i)(1) and the regulations thereunder.

            (B) Effective for plan years beginning on or after
                January 1, 2002, any employee or former employee (and the beneficiaries of such employee) who at any time during the determination period was an officer of the employer if such individual's annual compensation exceeds $130,000 (as adjusted under Code section 415(d) for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer who has an annual compensation of more than $150,000. Annual compensation means compensation as defined in Section 5.1(d)(2), but including elective contributions as defined in Section 1.2(a) and elective contributions under a Code section 457 plan or a Code section 501(c)(18) plan for any plan year and subject to the limitations of Section 1.2(c). The determination period is the plan year containing the determination date. The determination of who is a key employee will be made in accordance with Code section 416(i)(1) and the regulations thereunder.

                This Section 5.4(e)(1)(B) is effective for plan years beginning on or after January 1, 2002, except that, in determining whether an employee is a key employee in 2002, this provision shall be treated as having been in effect for the last plan year beginning before January 1, 2002.

        (2) Top-Heavy Plan - For any plan year beginning after December 31, 1983, this plan is top-heavy if any of the following conditions exists:

            (A) If the top-heavy ratio for this plan exceeds 60 percent and this plan is not part of any required aggregation group or permissive aggregation group of plans.

            (B) If this plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent.

            (C) If this plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

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        (3) Top-Heavy Ratio

            (A) Effective for plan years beginning before January 1, 2002, the top-heavy ratio shall be determined as follows.

                (i) If the employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), both computed in accordance with Code section 416 and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.

                (ii) If the employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with Section 5.4(e)(3)(A)(i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with Section 5.4(e)(3)(A)(i) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Code section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

                (iii) For purposes of Section 5.4(e)(3)(A)(i) and (ii) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (1) who is not a key employee but who was a key employee in a prior year, or (2) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

                      The accrued benefit of a participant other than a key employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or
                      (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

            (B) Effective for plan years beginning on or after
                January 1, 2002, the top-heavy ratio shall be determined as follows.

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                (i)   If the employer maintains one or more defined
                      contribution plans (including any Simplified Employee Pension Plan) and the employer has not maintained any defined benefit plan which during the 1-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees as of the determination date(s) (including any part of any account balance distributed in the 1-year period ending on the determination date(s) and any in-service distribution in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 1-year period ending on the determination date(s) and any in-service distribution in the 5-year period ending on the determination date(s)), both computed in accordance with Code section 416 and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.

                (ii) If the employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the employer maintains or has maintained one or more defined benefit plans which during the 1-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with Section 5.4(e)(3)(B)(i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with Section 5.4(e)(3)(B)(i) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Code section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the determination date.

                (iii) For purposes of Section 5.4(e)(3)(B)(i) and (ii) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (1) who is not a key employee but who was a key employee in a prior year, or (2) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the 1-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

                      The accrued benefit of a participant other than a key employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or
                      (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

        (4) Permissive Aggregation Group - The required aggregation group of plans plus any other plan or plans of the employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

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        (5) Required Aggregation Group - (1) Each qualified plan of the employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (2) any other qualified plan of the employer which enables a plan described in (1) to meet the requirements of Code sections 401(a)(4) or 410.

        (6) Determination Date - For any plan year subsequent to the first plan year, the last day of the preceding plan year. For the first plan year of the plan, the last day of that year.

        (7) Valuation Date - The last day of the plan year shall be the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

        (8) Present Value - Present value shall be based only on the interest and mortality rates specified in the employer's defined benefit plan.

        (9) Non-Key Employee - Any employee who is not a key employee. Non-key employees include employees who are former key employees.

Section 5.5 - Deductible Voluntary Employee Contributions

    The plan administrator will not accept deductible employee contributions within the meaning of Code section 72(o)(5)(B).

Section 5.6 - Stock Bonus Plan Distribution Options

    (a) The employer retains the discretion to implement the provisions of this Section 5.6.

    (b) Right to Receive Stock

        The right to receive distributions in the form of shares of corporate stock shall be automatically terminated in the event of the sale or other disposition by the trustee of all shares of corporate stock held by the trust.

    (c) Restricted Stock

        (1) Notwithstanding anything contained herein to the contrary, if the employer's charter or by-laws restrict ownership of substantially all shares of corporate stock to employees and the trust fund, as described in Code section 409(h)(2), the plan administrator shall distribute a participant's account entirely in cash without granting the participant the right to demand distribution in shares of corporate stock.

        (2) Except as otherwise provided herein, corporate stock distributed by the trustee may be restricted as to sale or transfer by the by-laws or articles of incorporation of the employer, provided restrictions are applicable to all corporate stock of the same class. If a participant is required to offer the sale of his corporate stock to the employer before offering to sell his corporate stock to a third party, in no event may the employer pay a price less than that offered to the distributee by another potential buyer making a bona fide offer and in no event shall the trustee pay a price less than the fair market value of the corporate stock.

    (d) Right of First Refusal

        (1) If any participant, his beneficiary or any other person to whom shares of corporate stock are distributed from the plan (the selling participant) shall, at any time that the stock is not publicly traded, desire to sell some or all of such shares (the offered shares) to a third party; the selling participant shall give written notice of such desire to the employer and the plan administrator. The notice shall contain the number of shares offered for sale, the proposed terms of the sale, and the names and addresses of both the selling participant and third party. Both the trust fund and the employer shall each have the right of first refusal for a period of 14 days from the date the selling participant gives such written notice to the employer and the plan administrator to acquire the offered shares. The fourteen day period shall run concurrently against the trust fund and the employer. As between the trust fund and the employer, the trust fund shall have priority to acquire the shares pursuant to the right of first refusal. The selling price and terms shall not be less than the greater of the value of the stock determined under
            Section 6.7(b) or the price and terms offered by the third party.

        (2) If the trust fund and the employer do not exercise their right of first refusal within the required fourteen day period provided above, the selling participant shall have the right, at any time following the expiration of such period, to dispose of the offered shares to the third party; provided, however, that (i) no disposition shall be made to the third party on terms more favorable to the third party than those set forth in the written notice previously given by the selling participant, and (ii) if such disposition shall not be made to a third party on the terms offered to the employer and the trust fund, the offered shares shall again be subject to the right of first refusal set forth above.

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        (3) The closing pursuant to the exercise of the right of first refusal shall take place at such place agreed upon between the plan administrator and the selling participant, but not later than 10 days after the employer or the trust fund shall have notified the selling participant of the exercise of the right of first refusal. At such closing, the selling participant shall deliver certificates representing the offered shares duly endorsed in blank for transfer, or with stock powers attached duly executed in blank with all required transfer tax stamps attached or provided for, and the employer or the trust fund shall deliver the purchase price, or an appropriate portion thereof, to the selling participant.

    (e) Put Option

        (1) If corporate stock is distributed to a participant and such corporate stock is not readily tradable on an established securities market, a participant has a right to require the employer to repurchase the corporate stock distributed to such participant under a fair valuation formula. Such stock shall be subject to the provisions of Section 5.6(c).

        (2) The put option must be exercisable only by a participant, by the participant's donees, or by a person (including an estate or its distributee) to whom the corporate stock passes by reason of a participant's death. The put option must permit a participant (or beneficiary) to put the corporate stock to the employer. Under no circumstances may the put option bind the plan. However, it shall grant the plan an option to assume the rights and obligations of the employer at the time that the put option is exercised. If it is known at the time a loan is made that federal or state law will be violated by the employer's honoring such put option, the put option must permit the corporate stock to be put, in a manner consistent with such law, to a third party (e.g., an affiliate of the employer or a shareholder other than the plan) that has substantial net worth at the time the loan is made and whose net worth is reasonably expected to remain substantial.

            The put option shall commence as of the day following the date the corporate stock is distributed to the participant (or beneficiary) and end 60 days thereafter; and, if not exercised within such 60-day period, an additional 60-day option shall commence on the first day of the fifth month of the plan year next following the date the stock was distributed to the participant (or such other 60-day period as provided in regulations issued under the Code). However, in the case of corporate stock that is publicly traded without restrictions when distributed but ceases to be so traded within either of the 60-day periods described herein after distribution, the employer must notify each holder of such corporate stock in writing on or before the tenth day after the date the corporate stock ceases to be so traded that for the remainder of the applicable 60-day period the corporate stock is subject to the put option. The number of days between the tenth day and the date on which notice is actually given, if later than the tenth day, must be added to the duration of the put option. The notice must inform distributees of the term of the put options that they are to hold. The terms must satisfy the requirements of this Section 5.6(e)(2).

            The put option is exercised by the holder by notifying the employer in writing that the put option is being exercised. The notice shall state the name and address of the holder and the number of shares to be sold. Upon receipt of a written notification from the holder, the employer shall immediately inform the plan administrator of such notice. The plan administrator shall have 10 days to notify the employer if it wishes the trust fund to assume the rights and obligations of the employer with respect to the required purchase of corporate stock.

            The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it, because the party bound by the put option is prohibited from honoring it by applicable federal or state law. The price at which a put option must be exercisable is the value of the corporate stock determined in accordance with Section 6.7(b) as of the allocation date coincident with or immediately preceding the employer's receipt of the written notification. The total purchase price shall be paid to the holder within 30 days after the notification, provided however, that the employer may defer such payments on a reasonable basis, if it gives written notice to the holder within the 30 day period. Such deferred payments shall be paid in substantially equal monthly, quarterly, semiannual, or annual installments over a period certain beginning not later than 30 days after the exercise of the put option and not extending beyond 5 years. The deferral of payment is reasonable if adequate security and a reasonable interest rate on the unpaid amounts are provided. The amount to be paid under the put option involving installment distributions must be paid not later than 30 days after the exercise of the put option. Payment under a put option must not be restricted by the provisions of a loan or any other arrangement, including the terms of the employer's articles of incorporation, unless so required by applicable state law.

            For purposes of this Section 5.6(e), total distribution means a distribution to a participant or his beneficiary within one taxable year of the participant's entire vested account.

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        (3) An arrangement involving the plan that creates a put option must not provide for the issuance of put options other than as provided under this Section 5.6(e). The plan (and the trust fund) must not otherwise obligate itself to acquire corporate stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

        (4) The participant and beneficiary rights and protections created under this Section 5.6(e) as they pertain to plan assets acquired with the proceeds of an exempt loan shall be nonterminable. Therefore, such rights and protections shall continue even after such exempt loan has been repaid although this plan ceased to be an ESOP effective January 1, 1988.

                    ARTICLE VI - ADMINISTRATION OF THE PLAN

Section 6.1 - Fiduciary Responsibility

    (a) Fiduciary Standards - A fiduciary shall discharge his duties with respect to a plan solely in the interest of the participants and beneficiaries and -

                  * For the exclusive purpose of providing benefits to participants and their beneficiaries and defraying reasonable expenses of administering the plan;

                  * With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

                  * By diversifying the investments of the plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

                  * In accordance with the documents and instruments governing the plan insofar as such documents and instruments are consistent with the provisions of ERISA.

    (b) Allocation of Fiduciary Responsibility

        (1) It is intended to allocate to each fiduciary, either named or otherwise, the individual responsibility for the prudent execution of the functions assigned to him. None of the allocated responsibilities or any other responsibilities shall be shared by two or more fiduciaries unless specifically provided for in the plan.

        (2) When one fiduciary is required to follow the directions of another fiduciary, the two fiduciaries shall not be deemed to share such responsibility. Instead, the responsibility of the fiduciary giving the directions shall be deemed to be his sole responsibility and the responsibility of the fiduciary receiving directions shall be to follow those directions insofar as such instructions on their face are proper under applicable law.

        (3) Any person or group of persons may serve in more than one fiduciary capacity with respect to this plan.

        (4) A fiduciary under this plan may employ one or more persons, including independent accountants, attorneys and actuaries to render advice with regard to any responsibility such fiduciary has under the plan.

    (c) Indemnification by Employer - Unless resulting from the gross negligence, willful misconduct or lack of good faith on the part of a fiduciary who is an officer or employee of the employer, the employer shall indemnify and save harmless such fiduciary from, against, for and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney's fees and other costs and expenses incident to any suit, action, investigation, claim or proceedings suffered in connection with his acting as a fiduciary under the plan.

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    (d) Named Fiduciary - The person or persons named by the employer as having fiduciary responsibility for the management and control of plan assets shall be known as the "named fiduciary" hereunder. Such responsibility shall include the appointment of the plan administrator (Section 6.2(a)), the trustee (Section 6.4(a)) and the investment manager (Section 6.4(b)), and the deciding of benefit appeals (Section 6.3).

Section 6.2 - Plan Administrator

    (a) Appointment of Plan Administrator

        The named fiduciary shall appoint a plan administrator who may be a person or an administrative committee consisting of no more than five members. Vacancies occurring upon resignation or removal of a plan administrator or a committee member shall be filled promptly by the named fiduciary. Any plan administrator may resign at any time by giving notice of his resignation to the named fiduciary, and any plan administrator may be removed at any time by the named fiduciary. The named fiduciary shall review at regular intervals the performance of the plan administrator(s) and shall re-evaluate the appointment of such administrator(s). After the named fiduciary has appointed the plan administrator and has received a written notice of acceptance, the fiduciary responsibility for administration of the plan shall be the responsibility of the plan administrator or plan administrative committee.

    (b) Duties and Powers of Plan Administrator

        The plan administrator shall have the following duties and discretionary powers and such other duties and discretionary powers as relate to the administration of the plan:

        (1) To determine in a non-discriminatory manner all questions relating to the eligibility of employees to become participants.

        (2) To determine in a non-discriminatory manner eligibility for benefits and to determine and certify the amount and kind of benefits payable to participants.

        (3) To authorize all disbursements from the fund.

        (4) To appoint or employ any independent person to perform necessary plan functions and to assist in the fulfillment of administrative responsibilities as he deems advisable, including the retention of a third party administrator, custodian, auditor, accountant, actuary, or attorney.

        (5) When appropriate, to select an insurance company and annuity contracts which, in his opinion, will best carry out the purposes of the plan.

        (6) To construe and interpret any ambiguity in the plan and to make, publish, interpret, alter, amend or revoke rules for the regulation of the plan which are consistent with the terms of the plan and with ERISA.

        (7) To prepare and distribute, in such manner as determined to be appropriate, information explaining the plan.

        (8) To establish and communicate to participants a procedure and method to insure that each participant will vote corporate stock allocated to such participant's corporate stock account pursuant to Section 6.8.

        (9) To assist any participant regarding his rights, benefits, or elections available under the plan.

    (c) Allocation of Fiduciary Responsibility Within Plan Administrative Committee

        If the plan administrator is a plan administrative committee, the committee shall choose from its members a chairperson and a secretary. The committee may allocate responsibility for those duties and powers listed in Section 6.2(b)(1) and (2) (except determination of qualification for disability retirement) and other purely ministerial duties to one or more members of the committee. The committee shall review at regular intervals the performance of any committee member to whom fiduciary responsibility has been allocated and shall re-evaluate such allocation of responsibility. After the plan administrative committee has made such allocations of responsibilities and has received written notice of acceptance, the fiduciary responsibilities for such administrative duties and powers shall then be considered as the responsibilities of such committee member(s).

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    (d) Miscellaneous Provisions

        (1) Plan Administrative Committee Actions - The actions of such committee shall be determined by the vote or other affirmative expression of a majority of its members. Either the chairperson or the secretary may execute any certificate or other written direction on behalf of the committee. A member of the committee who is a participant shall not vote on any question relating specifically to himself. If the remaining members of the committee, by majority vote thereof, are unable to come to a determination of any such question, the named fiduciary shall appoint a substitute member who shall act as a member of the committee for the special vote.

        (2) Expenses - The plan administrator shall serve without compensation for service as such. All reasonable expenses of the plan administrator shall be paid by the employer or from the fund.

        (3) Examination of Records - The plan administrator shall make available to any participant for examination during business hours such of the plan records as pertain only to the participant involved.

        (4) Information to the Plan Administrator - To enable the plan administrator to perform the administrative functions, the employer shall supply full and timely information to the plan administrator on all participants as the plan administrator may require.

Section 6.3 - Claims Procedure

    (a) Notification - The plan administrator shall notify each participant in writing of his determination of benefits. If the plan administrator denies any benefit, such written denial shall include:

                  *   The specific reasons for denial;

                  *   Reference to provisions on which the denial is based;

                  * A description of and reason for any additional information needed to process the claim; and

                  *   An explanation of the claims procedure.

    (b) Appeal - The participant or his duly authorized representative may:

                  * Request a review of the participant's case in writing to the named fiduciary;

                  *   Review pertinent documents;

                  *   Submit issues and comments in writing.

        The written request for review must be submitted no later than 60 days after receiving written notification of denial of benefits.

    (c) Review - The named fiduciary must render a decision no later than 60 days after receiving the written request for review, unless circumstances make it impossible to do so; but in no event shall the decision be rendered later than 120 days after the request for review is received.

    (d) Limitation on Time Period for Litigation of a Benefit Claim - Following receipt of the written rendering of the named fiduciary's decision under Section 6.3(c), the participant shall have 365 days in which to file suit in the appropriate court. Thereafter, the right to contest the decision shall be waived.

Section 6.4 - Trust Fund

    (a) Appointment of Trustee

        The named fiduciary shall appoint a trustee for the proper care and custody of all funds, securities and other properties in the trust, and for investment of plan assets (or for execution of such orders as it receives from an investment manager appointed for investment of plan assets). The duties and powers of the trustee shall be set forth in a trust agreement executed by the employer, which is incorporated herein by reference. The named fiduciary shall review at regular intervals the performance of the trustee and shall re-evaluate the appointment of such trustee. After the named fiduciary has appointed the trustee and has received a written notice of acceptance of its responsibility, the fiduciary responsibility with respect to the proper care and custody of plan assets shall be considered as the responsibility of the trustee. Unless otherwise allocated to an investment manager, the fiduciary responsibility with respect to investment of plan assets shall likewise be considered as the responsibility of the trustee.

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    (b) Appointment of Investment Manager

        The named fiduciary may appoint an investment manager who is other than the trustee, which investment manager may be a bank or an investment advisor registered with the Securities and Exchange Commission under the Investment Advisors Act of 1940. Such investment manager, if appointed, shall have sole discretion in the investment of plan assets, subject to the funding policy. The named fiduciary shall review at regular intervals no less frequently than annually, the performance of such investment manager and shall re-evaluate the appointment of such investment manager. After the named fiduciary has appointed an investment manager and has received a written notice of acceptance of its responsibility, the fiduciary responsibility with respect to investment of plan assets shall be considered as the responsibility of the investment manager.

    (c) Expenses

        The trust fund shall pay the expenses incurred in the administration of the plan and the investment of the fund, provided the cost is reasonable. Such expenses shall include legal fees incurred by the plan administrator or the trustee, provided such fiduciaries are not proven to have committed a prohibited transaction.

Section 6.5 - Investment Policy

    (a) The plan is designed to invest primarily in corporate stock. It is specifically intended that this stock bonus plan qualify and operate as an eligible individual account plan as defined in ERISA section 407(d)(3). As such, and without limiting the generality of the foregoing, the trustee is hereby specifically authorized to:

        (1) acquire, hold, sell, and distribute corporate stock that is qualified employer stock.

        (2) invest in such corporate stock and not limit its holdings of such stock to 10% of trust assets. The trustee may invest up to 100% of plan assets in corporate stock without regard to any plan or trust agreement requirement to diversify investments as permitted under ERISA section 404(a)(2).

        (3) acquire or sell corporate stock in a transaction with a disqualified person or a party in interest (as those terms are defined in ERISA and the Code) provided that no commission is charged and the transaction is for adequate consideration.

    (b) With due regard to Section 6.5(a), the plan administrator may also direct the trustee to invest funds under the plan in other property described in the Trust Agreement or in life insurance policies to the extent permitted by Section 6.5(c), or the trustee may hold such funds in cash or cash equivalents.

    (c) With due regard to Section 6.5(a), the plan administrator may also direct the trustee to invest funds under the plan in insurance policies on the life of any keyman employee. The proceeds of a keyman insurance policy may not be used for the repayment of any indebtedness owed by the plan which is secured by corporate stock but shall be allocated to participants in proportion to their account balances. The amount of employer contribution to be allocated to participants under Section 3.2 shall be reduced by the amount of premiums paid on keyman insurance policies during the plan year. The employer shall contribute an amount each year which is sufficient to pay the required premiums. No insurance company which may issue such policies shall be deemed to be a party to this plan.

    (d) The plan may not obligate itself to acquire corporate stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

    (e) The plan may not obligate itself to acquire corporate stock under a put option binding upon the plan. However, at the time a put option is exercised, the plan may be given an option to assume the rights and obligations of the employer under a put option binding upon the employer.

    (f) All purchases of corporate stock shall be made at a price which, in the judgment of the plan administrator, does not exceed the fair market value thereof. All sales of corporate stock shall be made at a price which, in the judgment of the plan administrator, is not less than the fair market value thereof. The valuation rules set forth in
        Section 6.7 shall be applicable.

Section 6.6 - Prohibitions Against Allocations

    (a) Transactions Involving Corporate Stock - This Section 6.6(a) shall apply to corporate stock acquired by the plan after October 22, 1986 in a sale to which Code section 1042 or, for estates of decedents who died prior to December 20, 1989, Code section 2057 (as in effect December 19, 1989) applies.

        (1) No portion of the trust fund attributable to (or allocable instead of) such corporate stock may accrue or be allocated directly or indirectly under any qualified plan maintained by the employer during the nonallocation period, for the benefit of:

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            (A) Any taxpayer who makes an election under Code
                section 1042(a) with respect to corporate stock or any decedent if the executor of the estate of the decedent makes a qualified sale to which Code section 2057 applies;

            (B) Any individual who is related to the taxpayer or the
                decedent (as defined in Code section 267(b)); or

            (C) Any other person who owns more than 25% of:

                (i) any class of outstanding stock of the employer or affiliated employer which issued such corporate stock; or

                (ii) the total value of any class of outstanding stock of the employer or affiliated employer.

                For the purpose of determining ownership, the attribution rules of Code section 318(a) shall be applied with the exception of Code section 318(a)(2)(B)(i).

        (2) An individual who is related to the taxpayer (or the decedent) shall not include lineal descendants of the taxpayer, if the aggregate amount allocated to the benefit of all such lineal descendants during the nonallocation period does not exceed more than 5% of the corporate stock (or amounts allocated in their stead) held by the plan which are attributable to a sale to the plan by any person related to such descendants (within the meaning of Code section 267(c)(4)) in a transaction to which Code section 1042 or Code section 2057 is applied.

        (3) A person shall be treated as meeting the 25% stock ownership requirement of Section 6.6(a)(1)(C) if such person owns more than 25% of the stock: (A) at any time during the one year period ending on the date of sale of corporate stock to the plan, or
            (B) on the date as of which corporate stock is allocated to participants in the plan.

        (4) For purposes of Section 6.6(a)(1), nonallocation period for plan years beginning after December 31, 1986, means the period beginning on the date of the sale of the corporate stock and ending on the later of the date which is ten years after the date of sale or the date of the plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such sale.

    (b) Disqualified Persons under Plan Sponsored by S Corporation - Reserved.

Section 6.7 - Valuation of the Trust Fund

    (a) The plan administrator shall direct the trustee, as of each allocation date, and at such other date or dates deemed necessary by the plan administrator, herein called valuation date, to determine the net worth of the assets comprising the trust fund as it exists on the valuation date prior to taking into consideration any contribution to be allocated for that plan year. In determining such net worth, the trustee shall value the assets comprising the trust fund at their fair market value as of the valuation date and shall deduct all expenses for which the trustee has not yet obtained reimbursement from the employer or the trust fund.

    (b) Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a plan and a disqualified person, value must be determined as of the date of the transaction. For all other plan purposes, value must be determined as of the most recent valuation date under the plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the plan and a disqualified person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value. Corporate stock not readily tradable on an established securities market shall be valued by an independent appraiser meeting requirements similar to the requirements of the Regulations prescribed under Code section 170(a)(1).

Section 6.8 - Voting Corporate Stock

    The trustee shall vote all corporate stock held by it as part of the plan assets at such time and in such manner as the plan administrator shall direct, provided, however, that if any agreement entered into by the trust provides for voting of any shares of corporate stock pledged as security for any obligation of the plan, then such shares of corporate stock shall be voted in accordance with such agreement. If the plan administrator shall fail or refuse to give the trustee timely instructions as to how to vote any corporate stock as to which the trustee otherwise has the right to vote, the trustee shall not exercise its power to vote such corporate stock, except as described herein with respect to a tender offer or a corporate matter requiring pass-through voting rights.

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    This plan is a stock bonus plan holding a registration-type class of securities; therefore, participants shall not be entitled to direct the trustee as to the manner in which the corporate stock that is entitled to vote and that is allocated to the corporate stock account of such participant is to be voted.

                ARTICLE VII - AMENDMENT AND TERMINATION OF PLAN

Section 7.1 - Right to Discontinue and Amend

    It is the expectation of the employer that it will continue this plan indefinitely and make the payments of its contributions hereunder, but the continuance of the plan is not assumed as a contractual obligation of the employer and the right is reserved by the employer, at any time, to reduce, suspend or discontinue its contributions hereunder.

Section 7.2 - Amendments

    Except as herein limited, the employer shall have the right to amend this plan at any time to any extent that it may deem advisable. Such amendment shall be stated in writing. It shall be authorized by action of the board of directors under the corporate by-laws and such authorization shall designate the person to execute the amendment.

    The employer's right to amend the plan shall be limited as follows:

    (a) No amendment shall increase the duties or liabilities of the plan administrator, the trustee, or other fiduciary without their respective written consent.

    (b) No amendments shall have the effect of vesting in the employer any interest in or control over any contracts issued pursuant hereto or any other property in the fund.

    (c) No amendment to the plan shall be effective to the extent that it has the effect of decreasing a participant's accrued benefit. Notwithstanding the preceding sentence, a participant's account balance may be reduced to the extent permitted under Code section 412(c)(8). For purposes of this paragraph, a plan amendment which has the effect of decreasing a participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a plan is amended, in the case of an employee who is a participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such employee's right to his employer-derived accrued benefit will not be less than his percentage computed under the plan without regard to such amendment.

    (d) No amendment to the vesting schedule adopted by the employer hereunder shall deprive a participant of his vested portion of his employer contribution accounts to the date of such amendment. If the plan's vesting schedule is amended, or the plan is amended in any way that directly or indirectly affects the computation of the participant's nonforfeitable percentage or if the plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each participant with at least 3 years of service with the employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the plan without regard to such amendment or change. For participants who do not have at least one hour of service in any plan year beginning after December 31, 1988, "5 years of service" shall be substituted for "3 years of service" in the preceding sentence. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

        (1) 60 days after the amendment is adopted;

        (2) 60 days after the amendment becomes effective; or

        (3) 60 days after the participant is issued written notice of the

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            amendment by the employer or plan administrator.

Section 7.3 - Protection of Benefits in Case of Plan Merger

    In the event of a merger or consolidation with, or transfer of assets to any other plan, each participant will receive a benefit immediately after such merger, consolidation or transfer (if the plan then terminated) which is at least equal to the benefit the participant was entitled to immediately before such merger, consolidation or transfer (if the plan had terminated).

Section 7.4 - Termination of Plan

    (a) When Plan Terminates - This plan shall terminate upon the happening of any of the following events: legal adjudication of the employer as bankrupt; a general assignment by the employer to or for the benefit of its creditors; the legal dissolution of the employer; or termination of the plan by the employer.

    (b) Allocation of Assets - Upon termination, partial termination, or complete discontinuance of employer contributions, the account balance(s) of each affected participant who is an active participant or who is not an active participant but has neither received a complete distribution of his vested accrued benefit nor incurred five one-year breaks in service shall be 100% vested and nonforfeitable. The amount of the fund assets shall be allocated to each participant, subject to provisions for expenses of administration of the liquidation, in the ratio that such participant's account(s) bears to all accounts. If a participant under this plan has terminated his employment at any time after the first day of the plan year in which the employer made his final contribution to the plan, and if any portion of any account of such terminated participant was forfeited and reallocated to the remaining participants, such forfeiture shall be reversed and the forfeited amount shall be credited to the account of such terminated participant.

                    ARTICLE VIII - MISCELLANEOUS PROVISIONS

Section 8.1 - Exclusive Benefit - Non-Reversion

    The plan is created for the exclusive benefit of the employees of the employer and shall be interpreted in a manner consistent with its being a qualified plan as defined in section 401(a) of the Internal Revenue Code and with ERISA. The corpus or income of the trust may not be diverted to or used for other than the exclusive benefit of the participants or their beneficiaries (except for defraying reasonable expenses of administering the plan).

    Notwithstanding the above, a contribution paid by the employer to the trust may be repaid to the employer under the following circumstances:

    (a) Any contribution made by the employer because of a mistake of fact must be returned to the employer within one year of the contribution.

    (b) In the event the deduction of a contribution made by the employer is disallowed under Code section 404, such contribution (to the extent disallowed) must be returned to the employer within one year of the disallowance of the deduction.

    (c) If the Commissioner of Internal Revenue determines that the plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the employer must be returned to the employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the employer's return for the taxable year in which the plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

Section 8.2 - Inalienability of Benefits

    No benefit or interest available hereunder including any annuity contract distributed herefrom shall be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order as defined in Code section 414(p), or any domestic relations order entered before January 1, 1985. A loan made to a participant and secured by his nonforfeitable account balance(s) under Section 4.4(b) will not be treated as an assignment or alienation and such securing account balance(s) shall be subject to attachment by the plan in the event of default.

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    Notwithstanding the preceding paragraph, effective with respect to judgments, orders, and decrees issued, and settlement agreements entered into, on or after August 5, 1997, a participant's benefit (and that of his spouse) shall be reduced to satisfy liabilities of the participant to the plan due to (1) the participant being convicted of committing a crime involving the plan, (2) a civil judgment (or consent order or decree) entered by a court in an action brought in connection with a violation of the fiduciary provisions of part 4 of subtitle B of Title I of ERISA, or (3) a settlement agreement between the Secretary of Labor or the Pension Benefit Guaranty Corporation and the participant in connection with a violation of the fiduciary provisions of ERISA. No reduction shall be made pursuant to this paragraph, unless the judgment, order, decree, or settlement agreement shall expressly provide for the offset of all or part of the amount ordered or required to be paid to the plan against the participant's benefits provided under the plan.

Section 8.3 - Employer-Employee Relationship

    This plan is not to be construed as creating or changing any contract of employment between the employer and its employees, and the employer retains the right to deal with its employees in the same manner as though this plan had not been created.

Section 8.4 - Binding Agreement

    This plan shall be binding on the heirs, executors, administrators, successors and assigns as such terms may be applicable to any or all parties hereto, and on any participants, present or future.

Section 8.5 - Separability

    If any provision of this plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this plan shall be construed and enforced as if such provision had not been included.

Section 8.6 - Construction

    The plan shall be construed in accordance with the laws of the state in which the employer was incorporated and with ERISA.

Section 8.7 - Copies of Plan

    This plan may be executed in any number of counterparts, each of which shall be deemed as an original, and said counterparts shall constitute but one and the same instrument which may be sufficiently evidenced by any one counterpart.

Section 8.8 - Interpretation

    Wherever appropriate, words used in this plan in the singular may include the plural or the plural may be read as singular, and the masculine may include the feminine.

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                     Weis Markets, Inc. Stock Bonus Plan


IN WITNESS WHEREOF, the Employer has caused this Plan to be executed this 12 day of November, 2001.

                                       WEIS MARKETS, INC.

                                       By: /S/Willam R. Mills
                                       Title: Vice President Finance